Exhibit 10.02

EXECUTION VERSION

FIRST AMENDMENT dated as of April 27, 2023 (this “Amendment”), between EBAY INC., a Delaware corporation (the “Borrower”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, reference is made to the Credit Agreement dated as of March 6, 2020 (the “Credit Agreement”), among the Borrower, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, a Benchmark Transition Event and the applicable Benchmark Transition Start Date have occurred and, in accordance with Section 3.03(b)(i) of the Credit Agreement, the Administrative Agent and the Borrower may amend the Credit Agreement to replace the LIBO Rate with a Benchmark Replacement, provided that the Administrative Agent has not received, by 5:00 p.m., New York City time, on the fifth Business Day after April 20, 2023 (the date a copy of this Amendment was posted to all Lenders), a written notice of objection to this Amendment from Lenders comprising the Required Lenders (it being understood that, under the terms of the Credit Agreement, as to the provisions of this Amendment relating to replacement of the LIBO Rate with the Adjusted Term SOFR, the Lenders are entitled to object only to the Benchmark Replacement Adjustment contained in the definition of Adjusted Term SOFR).

WHEREAS, pursuant to Section 3.03(b)(ii) of the Credit Agreement, in connection with the implementation of a Benchmark Replacement, the Administrative Agent, in consultation with the Borrower, has the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to the Credit Agreement or any other Loan Document.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble and recitals hereto) have the meanings assigned to them in the Credit Agreement (where applicable, as amended hereby).

SECTION 2. Amendment of Credit Agreement. Effective as of the First Amendment Effective Date (as defined below):

(a)    The Credit Agreement is hereby amended by inserting the language indicated in single underlined text (indicated textually in the same manner as the following examples: single-underlined text or single-underlined text) in Exhibit A hereto text and by deleting the language indicated by

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strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~ or stricken text) in Exhibit A hereto; and

(b)    Exhibit A (Committed Loan Notice) to the Credit Agreement is hereby amended and restated in its entirety to be in the form of Exhibit B hereto.

SECTION 3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)    This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, arrangement, moratorium or other laws affecting creditors’ rights generally and to the application of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b)    On and as of the First Amendment Effective Date, (i) the representations and warranties contained in Article V of the Credit Agreement (other than Sections 5.05(b), 5.06(b) and 5.12) or any other Loan Document that are qualified by materiality are true and correct on and as of the First Amendment Effective Date, and such representations and warranties that are not qualified by materiality are true and correct in all material respects on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date (provided that such materiality qualifier is not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof), and except that for purposes of this Section 3(b), the representations and warranties contained in clauses (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements delivered pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement; and (ii) no Default or Event of Default has occurred and is continuing.

SECTION 4. Effectiveness of this Amendment. This Amendment shall become effective on the first date (the “First Amendment Effective Date”) on which:

(a)    the Administrative Agent shall have executed a counterpart of this Amendment and shall have received a counterpart of this Amendment signed on behalf of the Borrower (which, subject to Section 11.10(b) of the Credit Agreement, may include any Electronic Signatures transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page of this Amendment);

(b)    the Administrative Agent shall have posted a copy of this Amendment to each of the Lenders and the Administrative Agent has not received, by 5:00 p.m., New York City time, on the fifth Business Day after April

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20, 2023 (the date a copy of this Amendment was posted to all Lenders), a written notice of objection to this Amendment from Lenders comprising the Required Lenders (it being understood that, under the terms of the Credit Agreement, as to the provisions of this Amendment relating to replacement of the LIBO Rate with the Adjusted Term SOFR, the Lenders are entitled to object only to the Benchmark Replacement Adjustment contained in the definition of Adjusted Term SOFR); and

(c)    the Administrative Agent shall have received, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement with respect to the transactions contemplated hereby.

SECTION 5. Effect of this Amendment. This Amendment constitutes a Loan Document. As used in the Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, and as used in any other Loan Document, the terms “Credit Agreement” and words of similar import, in each case, shall mean, from and after the First Amendment Effective Date, the Credit Agreement as amended hereby. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect, in each case, as amended hereby, provided that this Amendment supersedes in its entirety the Suspension of Rights Agreement executed by the Borrower in connection with removal of the LIBO Rate for Loans denominated in Pounds Sterling, and upon the occurrence of the First Amendment Effective Date, such Suspension of Rights Agreement shall cease to be of any force and effect.

SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7. Headings. Section headings herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 8. Incorporation by Reference. The provisions of Sections 11.10(b), 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis, as if set forth in full herein.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

EBAY INC.,
by

/s/ Cynthia Torsney
Name: Cynthia Torsney Title: Assistant Treasurer

[Signature Page to First Amendment to Credit Agreement of eBay Inc.]

JPMORGAN CHASE BANK, N.A., as
Administrative Agent, by

[Signature Page to First Amendment to Credit Agreement of eBay Inc.]

/s/ Ryan Zimmerman
Name: Ryan Zimmerman Title: Executive Director

[Signature Page to First Amendment to Credit Agreement of eBay Inc.]

EXHIBIT A

Amendments to Credit Agreement

See attached.

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~~EXECUTION VERSION~~EXHIBIT A

US$2,000,000,000 CREDIT AGREEMENT
dated as of March 6, 2020, among
EBAY INC.,
as the Borrower,

the DESIGNATED BORROWERS from time to time party hereto, the LENDERS from time to time party hereto
and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

CITIBANK, N.A.
and
DEUTSCHE BANK SECURITIES INC.,
as Syndication Agents

BANK OF AMERICA, N.A.,
HSBC BANK USA, NATIONAL ASSOCIATION
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Documentation Agents

JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC., CITIBANK, N.A.,
DEUTSCHE BANK SECURITIES INC., HSBC SECURITIES (USA) INC.
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

[CS&M Ref. No. 6702-186]

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TABLE OF CONTENTS

Section    Page

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS    1
1.01    Defined Terms    1
1.02    Other Interpretive Provisions    2931
1.03    Accounting Terms    3032
1.04    Rounding    3132
1.05    Times of Day    3133
1.06    Interest Rates; ~~LIBOR~~Benchmark Notification    ~~31~~33
1.07    Divisions     3133 ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS    3233
2.01    Loans    3233
2.02    Borrowings, Conversions and Continuations of Loans    3234
2.03    Prepayments    3436
2.04    Termination or Reduction of Commitments    3536
2.05    Repayment of Loans    3537
2.06    Interest    3537
2.07    Fees    3638
2.08    Computation of Interest and Fees    3738
2.09    Evidence of Debt    3739
2.10    Payments Generally; Administrative Agent’s Clawback    ~~38~~39
2.11    Sharing of Payments by Lenders    4041
2.12    Extension of Maturity Date    4042
2.13    Increase in Commitments    4244
2.14    Defaulting Lenders    4345
2.15    Determination of Dollar Amounts    4445
2.16    Judgment Currency    4446
2.17    Appointment of Borrower as Agent     4546 ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY    ~~45~~46
3.01    Taxes    4546
3.02    Illegality    4849
3.03    Alternate Rate of Interest    4850
3.04    Increased Costs    5052
3.05    Compensation for Losses    5254
3.06    Mitigation Obligations; Replacement of Lenders    ~~52~~54
3.07    Survival    5355

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ARTICLE IV. CONDITIONS PRECEDENT    5355
4.01    Conditions of Closing    5355
4.02    Conditions to all Borrowings    5456
4.03    Conditions to Initial Borrowings by each Designated Borrower    ~~55~~56 ARTICLE V. REPRESENTATIONS AND WARRANTIES 5658
5.01    Existence, Qualification and Power    5658
5.02    Authorization; No Contravention    5658
5.03    Governmental Authorization; Other Consents    5658
5.04    Binding Effect    5658
5.05    Financial Statements; No Material Adverse Effect    ~~57~~59
5.06    Litigation    5759
5.07    [Reserved]    5759
5.08    Taxes    5759
5.09    ERISA Compliance    5759
5.10    Margin Regulations; Investment Company Act    ~~58~~60
5.11    Disclosure    5860
5.12    Intellectual Property; Licenses, Etc    ~~58~~60
5.13    Anti-Corruption Laws and Sanctions    5961 ARTICLE VI. AFFIRMATIVE COVENANTS    5961
6.01    Financial Statements    5961
6.02    Certificates; Other Information    6062
6.03    Notices    6062
6.04    Payment of Taxes    6163
6.05    Preservation of Existence, Etc    6163
6.06    [Reserved]    6163
6.07    Maintenance of Insurance    6163
6.08    Compliance with Laws    6163
6.09    Books and Records    6264
6.10    Use of Proceeds    6264
6.11    Ownership of Designated Borrowers    6264 ARTICLE VII. NEGATIVE COVENANTS     6264
7.01    Liens    6264
7.02    Indebtedness of Subsidiaries    6567
7.03    Fundamental Changes    6769
7.04    Use of Proceeds    6870
7.05    Financial Covenant    6870

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ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES    6870
8.01    Events of Default    6870
8.02    Remedies Upon Event of Default    7173
8.03    Application of Funds 7173 ARTICLE IX. ADMINISTRATIVE AGENT    7274
9.01    Appointment and Authority    7274
9.02    Rights as a Lender    7274
9.03    Exculpatory Provisions    7274
9.04    Reliance by Administrative Agent    7375
9.05    Delegation of Duties    7476
9.06    Resignation of Administrative Agent    7476
9.07    Non-Reliance on Administrative Agent and Other Lenders    ~~75~~77
9.08    No Other Duties, Etc    7577
9.09    Administrative Agent May File Proofs of Claim    7577
9.10    Certain ERISA Matters    7678
9.11    Posting of Communications    7779 ARTICLE X. GUARANTY    7880
10.01    Guarantee    7880
10.02    No Subrogation    7981
10.03    Amendments, etc. with respect to the Obligations of each Designated
Borrower    7981
10.04    Guarantee Absolute and Unconditional    8082
10.05    Reinstatement    8082
10.06    Payments    8183
10.07    Independent Obligations     8183 ARTICLE XI. MISCELLANEOUS    8183
11.01    Amendments, Etc.    8183
11.02    Notices; Effectiveness; Electronic Communication    ~~82~~84
11.03    No Waiver; Cumulative Remedies    8486
11.04    Expenses; Indemnity; Damage Waiver    8486
11.05    Payments Set Aside    8688
11.06    Successors and Assigns    8688
11.07    Treatment of Certain Information; Confidentiality    9092
11.08    Right of Setoff    9193
11.09    Interest Rate Limitation    9294
11.10    Counterparts; Integration; Effectiveness; Electronic Execution    ~~92~~94
11.11    Survival    9395

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11.12    Severability    9395
11.13    Replacement of Lenders    9395
11.14    Governing Law; Jurisdiction; Etc    9496
11.15    Waiver of Jury Trial    9597
11.16    No Advisory or Fiduciary Responsibility    9698
11.17    Certain Notices    9698
11.18    Termination of Joinder Agreements    9799
11.19    Termination of Existing Credit Agreement    9799
11.20    Acknowledgement and Consent to Bail-In of Affected Financial
Institutions    9799

SCHEDULES
2.01    Commitments
7.01    Existing Liens
7.02    Existing Subsidiary Indebtedness
11.02 Administrative Agent’s Office; Certain Addresses for Notices EXHIBITS
Form of

A    Committed Loan Notice
B    Note
C    Compliance Certificate
D    Assignment and Assumption
E    U.S. Tax Compliance Certificates
F    Joinder Agreement

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CREDIT AGREEMENT

CREDIT AGREEMENT dated as of March 6, 2020, among EBAY INC., a Delaware corporation (the “Borrower”), the DESIGNATED BORROWERS from time to time party hereto, the LENDERS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS

1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“ABR” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% per annum and (c) the Adjusted ~~LIBO Rate on~~Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) ~~for a deposit in~~
~~U.S. Dollars with a maturity of one month~~ plus 1% per annum. For purposes of clause (c) above, the Adjusted ~~LIBO Rate~~Term SOFR on any day shall be based on the ~~applicable Screen~~Term SOFR Reference Rate at approximately ~~11:00~~5:00 a.m., ~~London~~Chicago time, on such day ~~for deposits in U.S. Dollars with a maturity of one month (or, if the applicable Screen Rate is not available for a maturity of one month with respect to U.S. Dollars but is available for periods both longer and shorter than such period, the Interpolated Screen~~(or any amended publication time for the Term SOFR Reference Rate, as ~~of such time~~specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); provided that if such rate shall be less than zero, such rate shall be deemed to be zero. Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO Rate~~Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO Rate~~Term SOFR, as the case may be. If the ABR is being used as an alternate rate of interest pursuant to Section 3.03, then for purposes of clause (c) above the Adjusted ~~LIBO Rate~~Term SOFR shall be deemed to be zero.

“ABR Borrowing” means a Borrowing comprised of ABR Loans. “ABR Loan” means a Loan that bears interest based on the ABR.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise

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causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary of the Borrower).

“Actual Knowledge” means, with respect to any information or event, that a Responsible Officer of the Borrower has actual knowledge of such information or event.
“Additional Commitment Lender” has the meaning specified in Section 2.12(d). “Adjusted ~~LIBO Rate~~Term SOFR” means, with respect to any ~~LIBOR~~Term SOFR
Loan ~~denominated in U.S. Dollars~~ for any Interest Period, an interest rate per annum ~~(rounded upwards, if necessary, to the next 1/100 of 1%)~~ equal to (a) the ~~LIBO Rate for U.S. Dollars~~Term SOFR for such Interest Period ~~multiplied by~~plus (b) ~~the Statutory Reserve Rate~~0.10% per annum; provided that if such rate would be less than zero, such rate shall be deemed to be zero.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Loan Documents, or any successor administrative agent. It is understood that, without limiting the other provisions of this Agreement, the Administrative Agent may utilize the services of its Affiliates (including J.P. Morgan Europe Limited) in connection with administrative matters related to Agreed Currencies.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders in writing.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders. “Agreed Currencies” means (a) U.S. Dollars, (b) Euro and (c) Pounds Sterling.
“Agreement” means this Credit Agreement, as amended and in effect from time to time.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to anti-money laundering, bribery or corruption.

“Applicable Jurisdiction” has the meaning specified in Section 11.04(a).

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“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time. If the Commitment of each Lender has been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.

“Applicable Rate” means, for any day, with respect to any ~~ABR~~Term Benchmark Loan, any RFR Loan or ~~Eurocurrency Rate~~any ABR Loan, or with respect to the Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “~~Eurocurrency Rate~~Term Benchmark/RFR Loans”, “ABR Loans” or “Commitment Fee”, as the case may be, based upon the Index Debt Rating by Moody’s, S&P and/or Fitch applicable on such date:

Index Debt Rating	~~Eurocurrency RateTerm Benchmark/RFR Loans~~	ABR Loans	Commitment Fee
Level I At least A by S&P/A by Fitch/A2 by Moody’s	0.875%	0.000%	0.070%
Level II A- by S&P/A- by Fitch/A3 by Moody’s	1.000%	0.000%	0.090%
Level III BBB+ by S&P/BBB+ by Fitch/Baa1 by Moody’s	1.125%	0.125%	0.110%
Level IV BBB by S&P/BBB by Fitch/Baa2 by Moody’s	1.250%	0.250%	0.125%
Level V Index Debt Ratings below Level IV	1.375%	0.375%	0.175%

For purposes of the foregoing, (i) in the event that Index Debt Ratings are provided by each of Moody’s, Fitch and S&P, and such ratings shall fall within different Levels (A) if any two ratings are at the same Level, the Applicable Rate shall be based upon such Level and (B) if no two ratings are at the same Level, the Applicable Rate shall be based upon the Level which is in the middle of the distribution of the three ratings; (ii) in the event that Index Debt Ratings are provided only by any two of Moody’s, Fitch and S&P, (A) if such ratings shall fall within the same Level, the Applicable Rate shall be based upon such Level, and (B) if such ratings shall fall within different Levels, the Applicable Rate shall be based on the higher of the two Levels unless one of the two ratings is two or more Levels lower than the other, in which case the Applicable Rate shall be determined by reference to the Level immediately below the Level of the higher of the two ratings; (iii) in the event that an Index Debt Rating is provided only by one

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of Moody’s, Fitch and S&P, the Applicable Rate shall be based on the Level of such rating; (iv) if at any time

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there shall be no Index Debt Rating from any of S&P, Moody’s and Fitch, the Applicable Rate shall be based on Level V status; and (v) if the Index Debt Rating established by a rating agency shall be changed (other than as a result of a change in the rating system of such rating agency), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders pursuant to Section 6.02 or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any of the rating agencies shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
“Approved Electronic Platform” has the meaning specified in Section 9.11(a). “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b)
an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citibank, N.A., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent (and the Borrower, in the case that the Borrower’s consent is required hereunder), in substantially the form of Exhibit D or any other form approved by the Administrative Agent and the Borrower.

“Attributable Indebtedness” means, on any date, (a) in respect of any Finance Lease of any Person, the amount thereof that would appear as finance lease obligations on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation of any Person, the amount of the remaining lease payments under the relevant lease that would appear as finance lease obligations on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Finance Lease and (c) in respect of any Securitization, an amount equal to (i) the outstanding principal amount of Indebtedness incurred at such time by the Securitization Subsidiary, or (ii) if the Securitization Subsidiary has incurred no such Indebtedness, the unrecovered purchase price of all accounts receivable (or interest therein) or other assets sold or transferred by such Securitization Subsidiary to the conduit entity or other credit provider relating to such Securitization.

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“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2019, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Availability Period” means the period from and including the Closing Date to, but not including, the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.04 and (c) the date of termination of the Commitment of each Lender pursuant to Section 8.02.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” means, initially, with respect to any Loan denominated in any Agreed Currency, the Relevant Rate for Loans denominated in such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(b)(i).

“Benchmark Replacement” means, for any Available Tenor, the sum of: (a) the alternate benchmark rate (which, in the case of Loans denominated in U.S. Dollars, may be ~~a~~Daily Simple SOFR~~-Based Rate~~) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate ~~of interest~~ as a

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replacement ~~to~~for the ~~LIBO Rate or the EURIBO Rate, as the case may be,~~then-current Benchmark for syndicated credit facilities denominated in the applicable currency (it being agreed that, subject to the foregoing considerations, in the case of Loans denominated in U.S. Dollars, the Administrative Agent shall not object to ~~any~~Daily Simple SOFR~~-Based Rate~~ as the alternate benchmark rate unless such objection is consistent with the selection of alternate benchmark rates by the Administrative Agent with respect to other credit agreements where it acts as the administrative agent) and (b) the related Benchmark Replacement Adjustment; provided that if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the LIBO Rate or the EURIBO Rate, as the case may be,~~such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the LIBO Rate or the EURIBO Rate, as the case may be,~~such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable currency at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan denominated in U.S. Dollars, any technical, administrative or operational changes (including changes to the definition of “ABR”, the definition of “Business Day”, the definition of “Interest Period”, the definition of “U.S. Government Securities Business Day”, the definition of “RFR Business Day”, timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent, in consultation with the Borrower, determines in its reasonable discretion (in a manner consistent with the exercise by the Administrative Agent of such discretion with respect to such types of changes under other credit agreements where it acts as the administrative agent) may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines in its reasonable discretion (in a manner consistent with the exercise by the Administrative Agent of such discretion with respect to such matters under other credit agreements where it acts as the administrative agent) that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark ~~Replacement~~ exists, in such other manner of administration as the Administrative Agent determines in its reasonable discretion (in a manner

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consistent with the exercise by the Administrative Agent of such discretion with respect to such matters under other credit agreements where it acts as the administrative agent) is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to ~~the LIBO Rate or the EURIBO Rate, as the case may be~~such then current Benchmark:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of ~~the applicable Screen Rate~~such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide ~~the applicable Screen Rate~~all Available Tenors of such Benchmark (or such component thereof); or

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date ~~of~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the ~~public~~most recent statement or publication ~~of information~~ referenced ~~therein~~in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to ~~the LIBO Rate or the EURIBO Rate, as the case may be~~such then-current Benchmark:

(a)    a public statement or publication of information by or on behalf of the administrator of ~~the applicable Screen Rate~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide ~~the applicable Screen Rate~~all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the applicable Screen Rate~~any Available Tenor of such Benchmark (or such component thereof);

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(b)    a public statement or publication of information by the regulatory supervisor for the administrator of ~~the applicable Screen Rate, the U.S. Federal Reserve System~~such Benchmark (or the published component used in the calculation thereof), the FRB, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for ~~the applicable Screen Rate~~such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for ~~the applicable Screen Rate~~such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for ~~the applicable Screen Rate~~such Benchmark (or such component), in each case which states that the administrator of ~~the applicable Screen Rate~~such Benchmark (or such component) has ceased or will cease to provide ~~the applicable Screen Rate~~all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the applicable Screen Rate~~any Available Tenors of such Benchmark (or such component thereof); and/or

(c)    a public statement or publication of information by the regulatory supervisor for the administrator of ~~the applicable Screen Rate announcing that the applicable Screen Rate is~~such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means ~~(a) in the case of a Benchmark Transition Event,~~ the earlier of (ia) the applicable Benchmark Replacement Date and (~~ii~~b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) ~~and (b) in the~~ case of an Early Opt-in Election, the date specified by the Administrative Agent, the Borrower or the Required Lenders, as applicable, by notice to the Borrower (in the case of such notice by the Administrative Agent or the Required Lenders), the Administrative Agent (in the case of such ~~notice by the Borrower or the Required Lenders) and the Lenders~~.

“Benchmark Unavailability Period” means, ~~if a Benchmark Transition Event and its~~ related Benchmark Replacement Date have occurred with respect to the ~~LIBO Rate or the~~ EURIBO Rate, as the case may be, and solely to the extent that the LIBO Rate or the EURIBO ~~Rate, as the case may be, has not been replaced~~ with ~~a~~respect to any Benchmark ~~Replacement~~, the period (if any) (a) beginning at the time that ~~such~~a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced ~~the LIBO Rate or the EURIBO Rate, as the case may be,~~such then-current Benchmark for all purposes hereunder in accordance with Section 3.03 and (b) ending at the time that a Benchmark Replacement has

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replaced ~~the LIBO Rate or the EURIBO Rate, as the case may be,~~such then-current Benchmark for all purposes hereunder pursuant to Section 3.03.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or
(c)    any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Bona Fide Debt Fund” means any “bona fide” fund or investment vehicle that is primarily engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course of business.

“Borrower” has the meaning specified in the preamble hereto.

“Borrowing” means Loans of the same Type, in the same currency, to the same borrower, made, converted or continued on the same date and, in the case of ~~Eurocurrency Rate~~Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in U.S. Dollars, US$5,000,000, (b) in the case of a Borrowing denominated in Euros, €5,000,000 and (c) in the case of a Borrowing denominated in Pounds Sterling, £5,000,000.

“Borrowing Multiple” means, as to any Agreed Currency, 1,000,000 units of such currency.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to remain closed under the Laws of, or are in fact closed in, New York City, New York or San Francisco, California; provided that (a) when used in connection with any ~~LIBOR~~Term SOFR Loan, the term “Business Day” shall also exclude any day ~~on which banks are not open for dealings in the applicable Agreed Currency in the London interbank market~~that is not a U.S. Government Securities Business Day, ~~and~~ (b) when used in connection with any EURIBOR Loan, the term “Business Day” shall also exclude any day that is not a TARGET Operating Day and (c) when used in connection with any RFR Loan, the term “Business Day” shall also exclude any day that is not an RFR Business Day.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in

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connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of the Borrower or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (or a successor administrator).

“Code” means the U.S. Internal Revenue Code of 1986. “Commitment Fee” has the meaning specified in Section 2.07(a).
“Commitment” means, as to any Lender, the obligation of such Lender to make Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms and conditions hereof. The aggregate original amount of the Commitments as of the Closing Date is US$2,000,000,000.

“Committed Loan Notice” means a notice of (a) a borrowing of Loans, (b) a conversion of any Loan denominated in U.S. Dollars from one Type to the other or (c) a continuation of any ~~Eurocurrency Rate~~Term Benchmark Loan, in each case, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to Section 9.11, including through an Approved Electronic Platform.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C. ~~“Compounded SOFR” means the compounded average of SOFRs for the applicable~~
~~Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a~~

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~~mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent and the Borrower in accordance with:~~

~~(a)    the rate, or methodology for this rate, and conventions for this rate~~ selected or recommended by the Relevant Governmental Body for determining ~~compounded SOFR; or~~

~~(b)    if, and to the extent that, the Administrative Agent determines in its~~ reasonable discretion that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for syndicated credit facilities denominated in the applicable ~~currency at such time;~~

~~provided that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (a) or clause (b) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement”.~~

“Computation Date” has the meaning specified in Section 2.15.

“Consolidated Debt” means, as of any date of determination, the sum of (a) (i) the aggregate principal amount of Indebtedness for borrowed money (including Indebtedness evidenced by bonds, debentures, notes or loan agreements) and (ii) the aggregate amount of Attributable Indebtedness in respect of Finance Leases, in each case, of the Borrower and its Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP, and (b) the aggregate amount of the Guarantees by the Borrower or any of its Subsidiaries of (i) the Indebtedness for borrowed money (including Indebtedness evidenced by bonds, debentures, notes or loan agreements) or (ii) Attributable Indebtedness in respect of Finance Leases, in each case, of any Person that is not the Borrower or a Subsidiary; provided that the term “Consolidated Debt” shall not include (i) contingent obligations of the Borrower or any Subsidiary as an account party in respect of any letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments to the extent the foregoing do not support Indebtedness, (ii) Indebtedness arising in connection with any Securitization, endorsements of instruments for deposit and other ordinary course treasury services and indemnification obligations pursuant to disposition and sale transactions, factoring or similar arrangements permitted by Section 7.02, (iii) net obligations under any Swap Contract or (iv) any Guarantees of, or instruments evidencing, Indebtedness specifically excluded by the foregoing clauses (i) through (iii).

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) interest expense for such period, (b) depreciation and amortization expense (including amortization of Intangible Assets) for such period, (c) income tax expense (whether federal, state, local, foreign or otherwise) for such period, (d) payroll taxes on exercise of stock options or vesting of

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restricted stock units or other equity awards for such period, (e) impairment of goodwill or Intangible Assets for such period, (f) any extraordinary charges or losses for such period, including extraordinary charges or losses arising from Acquisitions or Dispositions, (g) any transaction fees and expenses arising from Acquisitions or Dispositions (other than Dispositions in the ordinary course of business) for such period, (h) any restructuring charges arising from Specified Dispositions for such period, (i) any transaction fees and expenses arising from the Transactions for such period, (j) any losses for such period attributable to the early extinguishment of Indebtedness, (k) any non-cash losses for such period arising from changes in the valuation of equity securities and (l) any other non-cash charges and losses for such period, including, without limitation, (i) any non-cash expense relating to the vesting of warrants, (ii) non-cash charges or expenses related to equity plans or equity awards and (iii) non-cash restructuring charges and other non-cash exit and disposal costs; provided, in the case of this clause (l), that cash payments in respect of any such non-cash charges or losses shall be deducted from Consolidated EBITDA when such payments are made; and minus the following to the extent included in calculating such Consolidated Net Income: (i) any extraordinary gains for such period, including extraordinary gains arising from Acquisitions or Dispositions, (ii) any gains for such period attributable to the early extinguishment of Indebtedness, (iii) any non-cash gains for such period and (iv) any reversals of non-cash charges and losses during such period; provided, however, that if an Acquisition or a Disposition shall have occurred during the relevant period, then (x) in the case of a Specified Disposition, the Consolidated EBITDA shall be calculated and (y) in the case of any other Disposition or any Acquisition, the Consolidated EBITDA may, at the option of the Borrower, be calculated, in each case, on a pro forma basis in accordance with the SEC pro forma reporting rules under the Exchange Act, as if such Acquisition or Disposition, as applicable, had occurred on the first day of the applicable period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Debt at such date to (b) Consolidated EBITDA for the period of four fiscal quarters most recently ended on or prior to such date.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries for that period computed in accordance with GAAP.

“Consolidated Net Tangible Assets” means, as of any date on which the Borrower effects a transaction requiring Consolidated Net Tangible Assets to be measured under this Agreement, the aggregate amount of assets (less applicable reserves) after deducting therefrom (a) all current liabilities, except for current maturities of long-term debt and obligations under Finance Leases, and (b) all Intangible Assets, to the extent included in such aggregate amount of assets, all as set forth in the most recent consolidated balance sheet of the Borrower and its consolidated Subsidiaries prepared in accordance with GAAP and delivered pursuant to Section 6.01 (or, prior to the first delivery of financial statements under Section 6.01 after the Closing Date, in the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of December 31, 2019).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise

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voting power, by contract or otherwise.    “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to ~~a Benchmark Replacement~~any Available Tenor means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to ~~the LIBO Rate or the EURIBO Rate, as the case may be~~such Available Tenor.
“Credit Party” means the Administrative Agent and each Lender.

“Daily Simple RFR” means, for any day, with respect to any Loan denominated in Pounds Sterling, the Daily Simple SONIA for such day.

“Daily Simple SOFR” means, for any day (a “SOFR Interest Day”), an interest rate per annum equal to SOFR for the day that is five RFR Business Days prior to (a) if such SOFR Interest Day is an RFR Business Day, such SOFR Interest Day or (b) if such SOFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Interest Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website.

“Daily Simple SONIA” means, for any day (a “SONIA Interest Day”), an interest rate per annum equal to the greater of (a) SONIA for the day that is five RFR Business Days prior to (i) if such SONIA Interest Day is an RFR Business Day, such SONIA Interest Day or (ii) if such SONIA Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such SONIA Interest Day and (b) zero.

“Daily Simple SONIA Borrowing” means a Borrowing comprised of Daily Simple SONIA Loans.

“Daily Simple SONIA Loan” means a Loan that bears interest based on the Daily Simple SONIA.

“Debt Securities” means any bonds, debentures, notes or other debt instruments of the Borrower of any Series authenticated and delivered under the Reference Indenture.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) with respect to any principal of a Loan, a rate per annum equal to 2% per annum in excess of the rate otherwise applicable thereto, (b) with respect to any interest on a Loan, a rate per annum equal to 2% per annum in excess of the rate otherwise

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applicable to such Loan and (c) with respect to any other Obligation, a rate per annum equal to
(i) the ABR plus (ii) the Applicable Rate applicable to ABR Loans plus (iii) 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan cannot be satisfied), (c) has failed, within three Business Days after written request by a Credit Party, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance reasonably satisfactory to such Credit Party and the Administrative Agent or (d) has, or has a Lender Parent that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any Lender Parent thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Borrower” means each wholly-owned Subsidiary of the Borrower that becomes a party hereto pursuant to Section 4.03, until such time as the Borrower notifies the Administrative Agent in writing that it wishes to terminate such Subsidiary’s designation as a Designated Borrower, so long as, on the effective date of such termination, all Obligations of such Designated Borrower hereunder shall have been paid in full.

“Designated Borrower Closing Date” means, with respect to each Designated Borrower, the date on which the conditions precedent set forth in Section 4.03 shall have been satisfied in respect of such Designated Borrower.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

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“Disqualified Institution” means (a) any Person that is a competitor of the Borrower and its Subsidiaries in the online marketplace or payment processing businesses and that is identified by the Borrower by name in writing to the Administrative Agent from time to time, and (b) any Affiliate of any Person referred to in clause (a) above (other than Bona Fide Debt Funds) that is identified by the Borrower by name in writing to the Administrative Agent or where such Affiliate’s relationship is clearly identifiable solely on the basis of the similarity of its name to the name of such Person referred to in clause (a) above; provided that (i) no designation of any Person as a Disqualified Institution shall apply retroactively to disqualify any Persons that have previously acquired an interest in Loans or Commitments and (ii) any such designation shall only become effective three Business Days after delivery thereof to the Administrative Agent via e-mail to JPMDQ_Contact@jpmorgan.com. The Administrative Agent does not have any duty to ascertain, monitor or enforce compliance with the list of Disqualified Institutions and will not have any liability with respect to any assignment or participation made to a Disqualified Institution. The Administrative Agent is hereby authorized to disclose the list of Disqualified Institutions to the Lenders, and the Lenders are hereby authorized to disclose such list, on a confidential basis, to potential assignees or Participants.

“Documentation Agents” means Bank of America, N.A., HSBC Bank USA, National Association and Wells Fargo Bank, National Association.

“Dollar Amount” of any currency at any date means (a) if such currency is U.S. Dollars, the amount of such currency, or (b) if such currency is a Foreign Currency, the equivalent in such currency of U.S. Dollars, calculated on the basis of the Exchange Rate for such currency on or as of the most recent Computation Date provided for in Section 2.15.

~~“Early Opt-in Election” means the occurrence of:~~

~~(a)    (i) a determination by the Administrative Agent or the Borrower or (ii) a~~ notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that syndicated credit facilities denominated in the applicable currency being executed at such time, or that include language similar to that contained in Section 3.03(b) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO ~~Rate or the EURIBO Rate, as the case may be, and~~

~~(b)    (i) the election by the Administrative Agent or the Borrower or (ii) the~~ election by the Required Lenders, as the case may be, to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders, by the Borrower of written notice of such election to the Administrative Agent or by the Required Lenders of ~~written notice of such election to the Administrative Agent.~~

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member

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Country that is a Subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan, or the appointment of a trustee to administer any Pension Plan or Multiemployer Plan pursuant to Section 4042 of ERISA; or (e) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBO Rate” means, with respect to any EURIBOR Loan for any Interest Period, the ~~applicable Screen Rate as of the Specified Time on the Quotation Day~~EURIBO Screen Rate at 11:00 a.m., Brussels time, two TARGET Operating Days prior to the first day of such Interest Period, unless market practice differs for loans such as the applicable Loan priced by reference to rates quoted in the European interbank market, in which case, on the day

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determined by the Administrative Agent in accordance with market practice for such loans priced by reference to rates quoted in the European interbank market (and if quotations would normally be given by leading banks for such loans priced by reference to rates quoted in the European interbank market on more than one day, then on last of those days).

“EURIBO Screen Rate” means the rate per annum determined by the European Money Market Institute (or any other Person that takes over the administration of such rate) as the rate at which interbank deposits in Euro are being offered by one prime bank to another within the EMU zone for such Interest Period, as set forth on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that (a) if the EURIBO Screen Rate, determined as provided above, would be less than zero, the EURIBO Screen Rate shall be deemed to be zero and (b) if the EURIBO Screen Rate shall not be available for a particular Interest Period but EURIBO Screen Rates shall be available for maturities both longer and shorter than such Interest Period, than the EURIBO Screen Rate for such Interest Period shall be the Interpolated Screen Rate.

“EURIBOR Borrowing” means a Borrowing comprised of EURIBOR Loans. “EURIBOR Loan” means a Loan that bears interest based on the EURIBO Rate.
“Euro” and “€” mean the single currency of the participating member states of the European Union.

~~“Eurocurrency Rate Borrowing” means a LIBOR Borrowing or a EURIBOR Borrowing. “Eurocurrency Rate Loan” means a LIBOR Loan or a EURIBOR Loan.~~
“Event of Default” has the meaning specified in Section 8.01. “Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into U.S. Dollars at the time of determination on such day as last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination (or if a Reuters service ceases to be available or ceases to provide such rate of exchange, as last provided by such other publicly available information service which provides such rate of exchange at such time as shall be selected by the Administrative Agent in its reasonable discretion (subject to delivery to the Borrower of a “screen shot” of such other service)).

“Excluded Earnout” means any obligations of the Borrower or any Subsidiary to pay additional consideration in connection with any Acquisition, if such additional consideration is payable (a) in capital stock or other equity interests or (b) in cash or in capital stock or other equity interests (at the option of the Borrower or such Subsidiary).

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“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Designated Borrower hereunder: (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized, in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or Taxes imposed as a result of a present or former connection with such jurisdiction (other than a connection arising solely from such recipient having executed, delivered, enforced, become a party to, performed its obligations, received payments, received or perfected a security interest under, or engaged in any other transaction in accordance with the terms of this Agreement or any other Loan Document); (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which the Borrower or any Designated Borrower is located; (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 11.13), any U.S. federal withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower or any Designated Borrower with respect to such withholding Tax pursuant to Section 3.01(a); (d) in the case of a Foreign Lender that is an assignee (other than an assignee pursuant to a request by the Borrower under Section 11.13) of a Loan made to a Designated Borrower, any withholding Tax that is imposed on amounts payable to such Foreign Lender by such Designated Borrower at the time such Foreign Lender becomes a party hereto, except to the extent that such Foreign Lender’s assignor was entitled at such time to receive additional amounts from such Designated Borrower with respect to such withholding Tax pursuant to Section 3.01(a); (e) any withholding Tax attributable to a Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e); and (f) U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” means the Credit Agreement dated as of November 9, 2015, among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time parties thereto, as amended, modified or supplemented.

“Existing Maturity Date” has the meaning specified in Section 2.12(a). “Extending Lender” has the meaning specified in Section 2.12(b).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such

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manner as shall be set forth on the NYFRB Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Finance Lease” of any Person means any lease that is or is required to be accounted for as a finance lease (and, for the avoidance of doubt, not as an operating lease) on the balance sheet of such Person prepared in accordance with GAAP.

“Fitch” means Fitch, Inc. and any Affiliate thereof and any successor thereto that is a nationally-recognized rating agency.

“Foreign Currencies” means Agreed Currencies other than U.S. Dollars.

“Foreign Lender” means, as to the Borrower or any Designated Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower or such Designated Borrower, as the case may be, is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United
States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means, subject to Section 1.03, generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working

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capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or contingent or inchoate indemnity obligations in effect on the Closing Date or entered into in connection with any Acquisition or Disposition (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Increase Effective Date” has the meaning specified in Section 2.13(d).

“Indebtedness” means, as to any Person at a particular time (without duplication in the case of any item described in more than one of clauses (a) through (g) below), all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person for money owed evidenced by bonds, debentures, notes or loan agreements; (b) all direct or contingent obligations of such Person arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under any Swap Contract; (d) all obligations (giving effect to legally enforceable netting arrangements) of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) trade accounts payable in connection with any merger, acquisition or divestiture and (iii) any Excluded Earnout); (e) indebtedness of others secured by a Lien on property owned by such Person, whether or not such indebtedness shall have been assumed by such Person or is limited in recourse to such property (provided, that the amount of such indebtedness will be the lesser of the amount of such indebtedness and the fair market value of such property at the date of determination (it being understood that obligations secured by Liens of the type described in Section 7.01(c), (d), (e), (f), (g), (j), (k), (m), (o), (p), (s), (t) and (u), and Guarantees of or instruments evidencing such obligations, shall not constitute Indebtedness under this clause (e)); (f) Attributable Indebtedness of such Person in respect of Finance Leases, Synthetic Lease Obligations and Securitizations; and (g) all Guarantees of such Person in respect of any of the foregoing; provided that, for the avoidance of doubt and without any implication to the contrary, Non-Finance Leases and obligations thereunder shall not constitute Indebtedness for purposes of this Agreement. The amount of any item of Indebtedness, except for any item of Indebtedness described in clause (b), (c), (e), (f) or (g), shall be the amount of any liability in respect thereof that would appear on a balance sheet properly prepared in accordance with GAAP, subject to Section 1.03. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

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“Indemnified Taxes” means Taxes other than Excluded Taxes. “Indemnitees” has the meaning specified in Section 11.04(b).
“Index Debt Rating” means, for Moody’s, S&P or Fitch, its rating for senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement or, if no such rating is available, (a) its public corporate family rating of the Borrower (in the case of Moody’s), (b) its public corporate rating of the Borrower (in the case of S&P) or (c) its corporate or other equivalent rating of the Borrower (in the case of Fitch).

“Information” has the meaning specified in Section 11.07.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Interest Payment Date” means (a) as to any ~~Eurocurrency Rate~~Term Benchmark Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date applicable to such Loan; provided, however, that if any Interest Period for a ~~Eurocurrency Rate~~Term Benchmark Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) with respect to any RFR Loan, (i) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (ii) the Maturity Date applicable to such Loan and (~~b~~c) as to any ABR Loan, the last Business Day of each March, June, September and December and the Maturity Date applicable to such Loan.

“Interest Period” means, as to each ~~Eurocurrency Rate~~Term Benchmark Loan, the period commencing on the date such ~~Eurocurrency Rate~~Term Benchmark Loan is disbursed or converted to or continued as a ~~Eurocurrency Rate~~Term Benchmark Loan and ending on the date one~~, two (other than in the case of a EURIBOR Loan)~~, three or six months (or, if available from all of the Lenders, 12 months) thereafter, as selected by the Borrower or the applicable Designated Borrower in the applicable Committed Loan Notice; provided that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; ~~and~~ (c) no Interest Period with respect to any Loan shall extend beyond the Maturity Date applicable to such Loan; and (d) no tenor that has been removed from this definition pursuant to Section 3.03(b)(vi) shall be available for specification in any Committed Loan Notice.

“Interpolated Screen Rate” means, with respect to any ~~Eurocurrency Rate~~EURIBOR Loan for any Interest Period ~~or clause (c) of the definition of ABR~~, a rate per annum that results

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from interpolating on a linear basis between (a) the ~~applicable~~EURIBO Screen Rate for the longest maturity for which a EURIBO Screen Rate is available that is shorter than the applicable period and (b) the ~~applicable~~EURIBO Screen Rate for the shortest maturity for which a EURIBO Screen Rate is available that is longer than the applicable period, in each case as of the time the Interpolated Screen Rate is otherwise required to be determined in accordance with the Agreement; provided that if such rate would be less than zero, such rate shall be deemed to be zero.

“IP Rights” has the meaning specified in Section 5.12. “IRS” means the United States Internal Revenue Service.
“Joinder Agreement” means a joinder agreement entered into by a Designated Borrower in substantially the form of Exhibit F or any other form approved by the Administrative Agent and the Borrower.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means each of the Persons identified on Schedule 2.01 and any other Person that becomes a Lender pursuant to an Assignment and Assumption or a joinder agreement referred to in Section 2.13(c), other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent in writing.

~~“LIBO Rate” means, with respect to any LIBOR Loan denominated in any currency for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day.~~

~~“LIBOR Borrowing” means a Borrowing comprised of LIBOR Loans.~~

~~“LIBOR Loan” means a Loan that bears interest based on the Adjusted LIBO Rate or the LIBO Rate.~~

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or

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other encumbrance on title to real property, and any Finance Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall a Non-Finance Lease Obligation be deemed to result in a Lien.

“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, any Notes, any Joinder Agreements that have not been terminated pursuant to Section 11.18 and any Subsidiary Guarantee Agreement of any Subsidiary Guarantor that has not been terminated in accordance with its terms.

“Loan Parties” means the Borrower, and if applicable, each Designated Borrower and each Subsidiary Guarantor.

“Local Time” means (a) in the case of a Loan or Borrowing denominated in U.S. Dollars, New York City time, and (b) in the case of a Loan or Borrowing denominated in a Foreign Currency, local time (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the results of operations, business, properties or financial condition of the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Borrower to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party.

“Maturity Date” means March 6, 2025, as such date may be extended, as to any Extending Lender or Additional Commitment Lender, pursuant to Section 2.12; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Maximum Rate” has the meaning specified in Section 11.09.

“MNPI” means material information concerning the Borrower, any Subsidiary or any of their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning the Borrower, the Subsidiaries or any of their securities that could reasonably be expected to be material for purposes of the United States federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc. and any affiliate thereof and any successor thereto that is a nationally-recognized rating agency.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

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“Non-Extending Lender” has the meaning specified in Section 2.12(b).

“Non-Finance Lease” of any Person means any lease of such Person that is not required to be accounted for as a finance lease on the balance sheet of such Person prepared in accordance with GAAP (except to the extent the Borrower shall elect to treat any such lease as a finance lease at its option in a manner not inconsistent with GAAP).

“Note” means a promissory note made by the Borrower or a Designated Borrower in favor of a Lender evidencing Loans made by such Lender to it, substantially in the form of Exhibit B.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero.

“NYFRB Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Loan Parties arising under any Loan Document, or otherwise with respect to any Loan (including interest or fees that accrue, at the rate specified herein, after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Law naming such Loan Party as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including, in the case of the Borrower, its obligations pursuant to the guarantee contained in Article X).

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or

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under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means, with respect to any Lender at any time, the sum of the Dollar Amounts of the outstanding principal amounts of such Lender’s Loans at such time after giving effect to any borrowings and prepayments or repayments of Loans.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning specified in Section 11.06(d). “Participant Register” has the meaning specified in Section 11.06(d). “Patriot Act” has the meaning specified in Section 11.17.
“PBGC” means the Pension Benefit Guaranty Corporation. “PCAOB” means the Public Company Accounting Oversight Board.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) that is (currently or hereafter) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Pounds Sterling” and “£” mean the lawful currency of the United Kingdom.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the ~~Federal Reserve Board~~FRB in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar release by the ~~Federal Reserve Board~~FRB (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

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“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Material Acquisition” means any Acquisition by the Borrower or any of its Subsidiaries; provided that the aggregate consideration therefor, whether in cash or other consideration (including Indebtedness of the Person, or of the business or division of the Person, acquired in such Acquisition that is assumed by the Borrower and its Subsidiaries in connection therewith or that is refinanced in connection therewith) exceeds US$750,000,000.
“Qualified Material Acquisition Period” has the meaning specified in Section 7.05. ~~“Quotation Day” means (a) with respect to any Loan denominated in U.S. Dollars for any~~
Interest Period, the day two Business Days prior to the first day of such Interest Period, (b) with respect to any Loan denominated in Pounds Sterling for any Interest Period, the first day of such Interest Period and (c) with respect to any Loan denominated in Euro for any Interest Period, the ~~day that is two TARGET Operating Days prior to the first day of such Interest Period, in each case, unless market practice differs for loans such as the applicable Loan priced by reference to~~ rates quoted in the ~~Relevant Interbank Market, in which case the Quotation Day for such Loan shall be determined by the Administrative Agent in accordance with market practice for such~~ loans priced by reference to rates quoted in the ~~Relevant Interbank Market (and if quotations~~ would normally be given by leading banks for such loans priced by reference to rates quoted in the ~~Relevant Interbank Market on more than one day, the Quotation Day shall be the last of those days).~~

“Reference Indenture” means, the Indenture dated as of October 28, 2010, between the Borrower and Wells Fargo Bank, National Association, as trustee.

“Reference Time” with respect to any setting of the then-current Benchmark means
(a)    if such Benchmark is the Term SOFR, 5:00 a.m., Chicago time, on the day that is two
U.S. Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is the EURIBO Rate, 11:00 a.m., Brussels time, two TARGET Operating Days preceding the date of such setting, (c) if such Benchmark is the Daily Simple SONIA, then four RFR Business Days prior to such setting or (d) otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning specified in Section 11.06(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Anniversary Date” has the meaning specified in Section 2.12(a).

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in U.S. Dollars, the FRB and/or the NYFRB, or a committee

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officially endorsed or convened by the FRB and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, and (c) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto.

“Relevant ~~Interbank Market~~Rate” means (a) with respect to any ~~currency (other than Euro), the London interbank market~~Term Benchmark Borrowing denominated in U.S. Dollars, the Adjusted Term SOFR, (b) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBO Rate and (d) with respect to any RFR Borrowing denominated in Pounds Sterling, the Daily Simple SONIA.

“Relevant Screen Rate” means (a) with respect to any Term Benchmark Borrowing denominated in U.S. Dollars, the Term SOFR Reference Rate and (b) with respect to ~~Euro, the European interbank market~~any Term Benchmark Borrowing denominated in Euros, the EURIBO Screen Rate.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the Commitment of each Lender has been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings; provided that the Commitment of, and the portion of the Total Outstandings held or deemed to be held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, chief financial officer, treasurer, chief accounting officer or controller of the Borrower (or, with respect to a Designated Borrower, of such Designated Borrower) and, solely for purposes of notices given pursuant to Article II, any assistant treasurer or any other officer or employee of the Borrower (or, with respect to a Designated Borrower, of such Designated Borrower) so designated by any of the foregoing officers in the corporate banking resolutions delivered as of the Closing Date pursuant to Section 4.01(a)(ii) (or, with respect to a Designated Borrower, as of the applicable Designated Borrower Closing Date pursuant to Section 4.03(c)) to the Administrative Agent, and as modified from time to time to specify other authorized officers or employees, provided that a certified copy of such modified resolutions is promptly delivered to the Administrative Agent. Without limiting the representations and warranties of the Borrower and the Designated Borrowers under the Loan Documents, any document delivered hereunder that is signed by a Responsible Officer of the Borrower (or, with respect to a Designated Borrower, of such Designated Borrower) shall be

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conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower (or, with respect to a Designated Borrower, of such Designated Borrower) and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower (or, with respect to a Designated Borrower, of such Designated Borrower).

“Reuters” means Thomson Reuters Corporation, a corporation incorporated under and governed by the Business Corporations Act (Ontario), Canada, Refinitiv or, in each case, a successor thereto.

“RFR Borrowing” means a Borrowing comprised of RFR Loans.

“RFR Business Day” means (a) for any Loan denominated in U.S. Dollars, a U.S. Government Securities Business Day and (b) for any Loan denominated in Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.

“RFR Loan” means a Loan that bears interest based on the Daily Simple RFR.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto that is a nationally-recognized rating agency.

“Sale Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of the Borrower of any property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person with the intention of taking back a lease of such property.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, limited to Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person 50% or more owned by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

~~“Screen Rate” means (a) in respect of the LIBO Rate for any Interest Period, or in respect of any determination of ABR pursuant to clause (c) of the definition of such term, a rate per~~

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annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in the applicable currency (for delivery on the first day of such Interest Period) with a term equivalent to the relevant period as displayed on the Reuters screen page that displays such rate (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on any successor or substitute page on such screen that displays such rate, or on ~~the appropriate page of such other information service that publishes such rate as shall be~~ selected by the Administrative Agent from time to time in its reasonable discretion) and (b) in ~~respect of the EURIBO Rate for any Interest Period, the rate per annum determined by the~~ European Money Market Institute (or any other Person that takes over the administration of such rate) as the rate at which interbank deposits in Euro are being offered by one prime bank to another within the EMU zone for such Interest Period, as set forth on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that (i) if any Screen Rate, determined as provided above, would be less than zero, ~~such Screen Rate shall be deemed to be zero and (ii) if, as to any currency, no Screen Rate shall be available for a particular Interest Period but Screen Rates shall be available~~ for maturities both longer and shorter than such Interest Period, than the ~~Screen Rate for such Interest Period shall be the Interpolated Screen Rate.~~

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“SEC Reports” means the annual, quarterly, periodic and special reports that the Borrower has publicly filed with the SEC under Section 13 or 15(d) of the Exchange Act.

“Securities Act” means the Securities Act of 1933.

“Securities Laws” means the Securities Act, the Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Securitization” means the securitization by the Borrower or any Subsidiary of accounts receivable or other assets.

“Securitization Subsidiary” means a wholly-owned Subsidiary of the Borrower created solely for purposes of effectuating a Securitization, the activities and assets of which are limited solely to such purpose and assets, and the Organization Documents of which contain customary bankruptcy-remote provisions.

“Series” or “Series of Debt Securities” means any series of bonds, debentures, notes or other debt instruments of the Borrower created pursuant to Section 2.2 of the Reference Indenture.

“Significant Subsidiary” means, at any time, any Designated Borrower or any other Subsidiary that satisfies the criteria for a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in

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effect on the date hereof. Such determination shall be made in relationship to the Borrower and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year on an annual basis at the time that the annual financial statements for the Borrower and its Subsidiaries are delivered pursuant to Section 6.01(a) (or, prior to the first delivery of annual financial statements pursuant to Section 6.01(a), as of December 31, 2019).

“SOFR” ~~with respect to any day~~ means a rate equal to the secured overnight financing rate ~~published for such day~~as administered by the ~~NYFRB, as the administrator of the benchmark (or a successor administrator), on the NYFRB’s Website~~SOFR Administrator.

“SOFR~~-Based Rate” means SOFR, Compounded SOFR or Term SOFR~~ Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator Website” means the NYFRB Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Dispositions” means (a) the Disposition of the StubHub business of the Borrower consummated prior to the Closing Date and (b) any other Disposition consummated by the Borrower and its Subsidiaries, which results from the strategic review of their asset portfolio publicly announced by the Borrower prior to the Closing Date.

“Specified Indebtedness” has the meaning specified in Section 8.01(e).

~~“Specified Time” means (a) with respect to the LIBO Rate, 11:00 a.m., London time and~~
~~(b) with respect to the EURIBO Rate, 11:00 a.m., Brussels time.~~

~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of~~ which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is ~~subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation~~ D of the FRB). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be

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~~subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantee Agreement” means each guarantee agreement, and any supplement or joinder thereto, that is executed and delivered by any Subsidiary pursuant to Section 7.02(c), it being agreed that, so long as no Event of Default has occurred and is continuing or would result therefrom, a Subsidiary Guarantor will be released from its obligations under such guarantee agreement upon written notice by the Borrower to the Administrative Agent requesting such release and certification as to the foregoing requirement.

“Subsidiary Guarantor” means any Subsidiary that is a party to a Subsidiary Guarantee Agreement; provided that if such Subsidiary shall have been released from its obligations under such Subsidiary Guarantee Agreement in accordance with the terms thereof, such Subsidiary shall cease to be a Subsidiary Guarantor for purposes hereof.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any similar master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts (including any such agreement providing for setoff against any deposit not constituting an asset of the Borrower or a Subsidiary), (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the

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amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Syndication Agents” means Citibank N.A. and Deutsche Bank Securities Inc. “Synthetic Lease Obligation” means, as to any Person, the monetary obligation of such
Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of real property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“TARGET2” means the second generation of the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement).

“TARGET Operating Day” means any day on which the TARGET2 is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term ~~SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~Benchmark Borrowing” means any Borrowing comprised of Term Benchmark Loans.

“Term Benchmark Loan” means any Loan that bears interest based on the Adjusted Term SOFR (other than pursuant to clause (c) of the definition of ABR) or the EURIBO Rate.

“Term SOFR” means, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans. “Term SOFR Loan” means a Loan that bears interest based on the Adjusted Term
SOFR (other than pursuant to clause (c) of the definition of ABR).

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“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Threshold Amount” means US$300,000,000.

“Total Outstandings” means the aggregate of the Outstanding Amounts of all the Lenders.

“Type” means, with respect to a Loan, its character as an ABR Loan, a ~~LIBOR~~Term SOFR Loan ~~or~~, a EURIBOR Loan or a Daily Simple SONIA Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Sections 412 and 430 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

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“U.S. Dollar” and “US$” mean lawful currency of the United States.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.    Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.    The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “or” shall not be exclusive. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Loan Document or any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein”, “hereof’ and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, restated, amended and restated, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03    Accounting Terms.    (a) Generally.    All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP as in effect from time to time. Notwithstanding the foregoing, all accounting terms used herein shall be construed, and all financial ratios and other financial calculations required to be submitted pursuant to this Agreement shall be prepared, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein or (ii) any treatment of indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such indebtedness in a reduced or bifurcated manner as described therein, it being agreed that Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b)    Changes in GAAP. If at any time after the date hereof any change in GAAP or in the application thereof occurs, and such change would affect the computation of any financial ratio or requirement set forth in any Loan Document, if either the Borrower or the Required Lenders shall so request, then the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or in the application thereof (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein or in the application thereof and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or in the application thereof.

(c)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to Accounting Standards Codification 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such

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ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

1.06    Interest Rates; ~~LIBOR~~Benchmark Notification The interest rate on a Loan denominated in U.S. Dollars or any Foreign Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. ~~Regulators~~ have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with ~~applicable Laws, may be permanently discontinued, and/or the basis on which they are calculated~~ may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on LIBOR Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in ~~place of the London interbank offered rate.~~ Upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-In Election~~, Section 3.03(b) provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will promptly notify the Borrower,~~ pursuant to Section 3.03(b), of any change to the reference rate upon which the interest rate on ~~Eurocurrency Rate Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the London interbank offered rate or the other rates in the definition of “LIBO Rate” or “EURIBO Rate”~~any interest rate used in this Agreement or with respect to any alternative or successor rate thereto, or replacement rate thereof, (including, ~~without limitation, (i) any such alternative, successor or replacement rate~~ implemented pursuant to Section 3.03(b), whether upon the occurrence of a Benchmark ~~Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark~~ Replacement Conforming Changes pursuant to Section 3.03(b)), including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~LIBO Rate or the EURIBO Rate~~existing interest rate being replaced or have the same volume or liquidity as did ~~the London interbank offered~~any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower,

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any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.07    Divisions For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its capital stock or similar equity interests at such time.

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS

2.01    Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Loan”) in U.S. Dollars, Euro and/or Pounds Sterling to the Borrower or a Designated Borrower from time to time, on any Business Day during the Availability Period; provided, however, that after giving effect to any Borrowing, (a) the Total Outstandings shall not exceed the Aggregate Commitments and (b) the Outstanding Amount of any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower or a Designated Borrower may borrow under this Section 2.01, prepay under Section 2.03, and reborrow under this Section 2.01. Subject to Section 3.03, Loans may be (i) if denominated in U.S. Dollars, ABR Loans or ~~LIBOR~~Term SOFR Loans, (ii) if denominated in Euro, EURIBOR Loans and
(iii) if denominated in Pounds Sterling, ~~LIBOR~~Daily Simple SONIA Loans, all as further provided herein. Each Lender may, at its option, make any Loan available to the Borrower or a Designated Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower or such Designated Borrower to repay such Loan in accordance with the terms and subject to the conditions of this Agreement.

2.02    Borrowings, Conversions and Continuations of Loans.

(a)    Each borrowing of Loans, each conversion of Loans denominated in U.S. Dollars from one Type to the other, and each continuation of ~~Eurocurrency Rate~~Term Benchmark Loans shall be made upon the Borrower’s or a Designated Borrower’s irrevocable notice to the Administrative Agent. Each such notice must be received by the Administrative Agent not later than (i) 12:00 noon Local Time, three Business Days prior to the requested date of any borrowing of, conversion to or continuation of ~~Eurocurrency Rate~~Term Benchmark Loans denominated in U.S. Dollars ~~or of any conversion of Eurocurrency Rate Loans denominated in~~
U.S. Dollars to ABR Loans, (ii) 12:00 noon Local Time, three Business Days prior to the requested date of any borrowing or continuation of ~~Eurocurrency Rate~~EURIBOR Loans ~~denominated in a Foreign Currency~~, (iii) 12:00 noon Local Time, five RFR Business Days prior to the requested date of any borrowing of RFR Loans and (~~iii~~iv) 2:00 p.m. Local Time, on the requested date of any borrowing of, or any conversion of Term Benchmark Loans denominated in U.S. Dollars to, ABR Loans; provided, however, that if the Borrower or such

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Designated Borrower wishes to request ~~Eurocurrency Rate~~Term Benchmark Loans having an Interest Period of 12 months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 12:00 noon Local Time four Business Days prior to the requested date of such borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is available to all of them. Not later than 12:00 noon Local Time, three Business Days before the requested date of such borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower or the applicable Designated Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each notice by the Borrower or a Designated Borrower pursuant to this Section 2.02(a) shall be made by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower or such Designated Borrower. Each borrowing of, conversion to or continuation of Loans denominated in any currency shall be in a principal amount equal to the Borrowing Minimum for such currency or a whole multiple of the Borrowing Multiple for such currency in excess thereof, or if the remaining amount available under the Commitments shall be less than the Dollar Amount of the Borrowing Minimum for such currency, a multiple of the Borrowing Multiple for such currency; provided that a continuation of an outstanding ~~Eurocurrency Rate~~Term Benchmark Loan may be in a principal amount that is equal to such outstanding Loan. Each Committed Loan Notice shall specify (i) whether the Borrower or the applicable Designated Borrower is requesting a borrowing of Loans, a conversion of any Loan denominated in U.S. Dollars from one Type to the other, or a continuation of any ~~Eurocurrency Rate~~Term Benchmark Loan, (ii) the requested date of the Borrowing (which shall be a Business Day), (iii) the aggregate principal amount and currency of the requested Borrowing, (iv) whether such Borrowing is to be an ABR Borrowing, a ~~LIBOR~~Term SOFR Borrowing, a Daily Simple SONIA Borrowing or a EURIBOR Borrowing and (v) if applicable, the duration of the Interest Period with respect thereto. The Borrower or the applicable Designated Borrower may elect different conversion or continuation options with respect to different portions of the affected existing Borrowing (and all references herein to conversion or continuation of a Borrowing shall be understood to include any such election of different options with respect thereto), in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. If the Borrower or the applicable Designated Borrower fails to specify a Type of requested Loan in a Committed Loan Notice or if the Borrower or such Designated Borrower fails to give a timely notice requesting a conversion or continuation of any ~~Eurocurrency Rate~~Term Benchmark Borrowing, then (A) in the case of a Borrowing denominated in U.S. Dollars, the applicable Loans shall be made as, or at the end of the Interest Period applicable to such Borrowing be converted to, ABR Loans ~~and~~, (B) in the case of a Borrowing denominated in ~~a Foreign Currency~~Euros, the applicable Loans shall be made as, or at the end of the Interest Period applicable to such Borrowing be continued as, ~~Eurocurrency Rate~~EURIBO Loans ~~of the applicable Type~~ with an Interest Period of one month and (C) in the case of a Borrowing denominated in Pounds Sterling, the applicable Loans shall be made as Daily Simple SONIA Loans. If the Borrower or a Designated Borrower requests a borrowing of, conversion to, or continuation of ~~Eurocurrency Rate~~Term Benchmark Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or

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continued as (x) a Loan denominated in a different currency or (y) a Loan of a Type not available for the currency in which such Loan is denominated.

(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the details thereof and, in the case of a Committed Loan Notice requesting a borrowing of Loans, of its Applicable Percentage of the applicable Loans. If no timely Committed Loan Notice with respect to a conversion or continuation of any ~~Eurocurrency Rate~~Term Benchmark Loan is provided by the Borrower or the applicable Designated Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Loans of Loans denominated in U.S. Dollars or continuation of Loans denominated in ~~a Foreign Currency~~Euros, in each case, as described in Section 2.02(a). In the case of a borrowing of Loans, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office on the Business Day specified in the applicable Committed Loan Notice not later than 2:00 p.m. Local Time (or, in the case of an ABR Borrowing the Committed Loan Notice for which shall be delivered after 12:00 noon Local Time, not later than two hours after the delivery of such Committed Loan Notice). The Administrative Agent shall make all funds so received available to the Borrower or the applicable Designated Borrower, as applicable, in like funds as received by the Administrative Agent, either by (i) crediting the account of the Borrower or such Designated Borrower, as applicable, on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case, in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower or such Designated Borrower.

(c)    Except as otherwise provided herein, a ~~Eurocurrency Rate~~Term Benchmark Loan may be continued or converted only on the last day of an Interest Period for such ~~Eurocurrency Rate~~Term Benchmark Loan. During the existence of a Default, (i) no Loans denominated in U.S. Dollars may be requested as, converted to or continued as ~~LIBOR~~Term SOFR Loans and (ii) no Loans denominated in ~~a Foreign Currency~~Euros may be ~~converted to or~~ continued as EURIBOR Loans having an Interest Period of more than one month, in each case, without the consent of the Required Lenders.

(d)    The Administrative Agent shall promptly notify the Borrower or the applicable Designated Borrower, as applicable, and the Lenders of the interest rate applicable to any Interest Period for ~~Eurocurrency Rate~~Term Benchmark Loans upon determination of such interest rate.

(e)    After giving effect to all borrowings of Loans, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than a total of 10 ~~Interest Periods in effect with respect to Loans~~Term Benchmark Borrowings and RFR Borrowings outstanding.

2.03    Prepayments.

(a)    The Borrower or a Designated Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay any Borrowing in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 12:00 noon Local Time (A) three (3) Business Days prior to any date of

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prepayment of ~~Eurocurrency Rate~~Term Benchmark Loans, (B) five (5) RFR Business Days prior to any date of prepayment of RFR Loans and (~~B~~C) on the date of prepayment of ABR Loans and (ii) any prepayment of any Borrowing denominated in any currency shall be in a principal amount equal to the Borrowing Minimum for such currency or a whole multiple of the Borrowing Multiple for such currency in excess thereof or, in each case, if less, the entire principal amount of such Borrowing then outstanding. Each such notice shall specify the date and amount of such prepayment and the Borrowing or Borrowings to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower or a Designated Borrower, the Borrower or such Designated Borrower, as applicable, shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that, subject to Section 3.05, a notice of prepayment delivered by the Borrower or a Designated Borrower may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by such Borrower or Designated Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. Any prepayment of a ~~Eurocurrency Rate~~Term Benchmark Loan shall be accompanied by all accrued interest on the amount prepaid. Each prepayment of a Borrowing shall be applied to the applicable Loans of the Lenders in accordance with their respective Applicable Percentages.

(b)    If at any time, (i) other than as a result of fluctuations in currency exchange rates, the Total Outstandings (calculated, with respect to Loans denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Loan) exceed the Aggregate Commitments or (ii) solely as a result of fluctuations in currency exchange rates, the Total Outstandings (as so calculated) exceed 105% of the Aggregate Commitments, the Borrower and/or the Designated Borrowers shall immediately repay Borrowings in an aggregate principal amount sufficient to cause the Total Outstandings (as so calculated) to be less than or equal to the Aggregate Commitments.

2.04    Termination or Reduction of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (a) any such notice shall be received by the Administrative Agent not later than 12:00 noon Pacific Time three (3) Business Days prior to the date of termination or reduction, (b) any such partial reduction shall be in an aggregate amount of US$5,000,000 or any whole multiple of US$1,000,000 in excess thereof, and (c) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments. Each notice delivered by the Borrower pursuant to this Section 2.04 shall be irrevocable; provided that any such notice may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of termination or reduction) if such condition is not satisfied. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All unpaid Commitment Fees accrued until the effective date of any termination or reduction of the Aggregate

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Commitments (in the case of any reduction, in respect of the aggregate amount of the Commitments subject to such reduction) shall be paid on the effective date of such termination or reduction. Unless previously terminated, the Aggregate Commitments shall automatically terminate at 5:00 p.m. New York City time on the Maturity Date. Any termination or reduction of the Commitments shall be permanent.

2.05    Repayment of Loans. Each of the Borrower and the Designated Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding to it on such date.

2.06    Interest.

(a)    Subject to the provisions of Section 2.06(b), (i) each ~~LIBOR~~Term SOFR Loan ~~denominated in U.S. Dollars~~ shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted ~~LIBO Rate~~Term SOFR for such Interest Period plus the Applicable Rate, (ii) each ~~LIBOR~~Daily Simple SONIA Loan ~~denominated in Pounds Sterling~~ shall bear interest on the outstanding principal amount thereof ~~for each Interest Period~~from the applicable borrowing date at a rate per annum equal to the ~~LIBO Rate for such Interest Period~~Daily Simple SONIA plus the Applicable Rate, (iii) each EURIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the EURIBO Rate for such Interest Period plus the Applicable Rate, and (iv) each ABR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing or conversion date at a rate per annum equal to the ABR plus the Applicable Rate.

(b)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(i)    If any amount (other than principal of any Loan) payable by the Borrower or a Designated Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)    While any Event of Default under Section 8.01(f) exists, each of the Borrower and the Designated Borrowers shall pay interest on the principal amount of all outstanding Obligations owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder

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shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.07    Fees.

(a)    Commitment Fee. The Borrower shall pay to the Administrative Agent, for the account of each Lender, a commitment fee (the “Commitment Fee”) equal to the Applicable Rate times the actual daily amount by which the Commitment of such Lender exceeds such Lender’s Outstanding Amount. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and ending on the last day of the Availability Period. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)    Other Fees. (i) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

(ii)    The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

(c)    Fees Generally. All fees payable hereunder shall be paid on the dates due, in U.S. Dollars, in immediately available funds, to the Administrative Agent for distribution, in the case of Commitment Fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

2.08    Computation of Interest and Fees. All computations of interest for ABR Loans, when the ABR is determined by reference to the Prime Rate, and for Daily Simple SONIA Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day). ~~All computations of interest for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).~~ All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (including the first day but excluding the last day) (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is repaid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall promptly notify the Borrower or the applicable

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Designated Borrower, as applicable, and the relevant Lenders of the effective date and the amount of each such change in interest rate.

2.09    Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower or a Designated Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any of the Borrower and the Designated Borrowers hereunder to pay any amounts owing by them with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, each of the Borrower and the Designated Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), currency, amount and maturity of its Loans and payments with respect thereto.

2.10    Payments Generally; Administrative Agent’s Clawback.

(a)    General. All payments to be made by the Borrower or a Designated Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by each of the Borrower and the Designated Borrowers hereunder shall be made to the Administrative Agent, for the account of the Lenders to which such payment is owed, at the Administrative Agent’s Office and in immediately available funds not later than 2:00 p.m. Local Time on the date specified herein; provided that payments pursuant to Sections 2.07(b)(i), 3.01, 3.04, 3.05 and 11.04 shall be made directly to the Persons entitled thereto. The Administrative Agent will promptly distribute to each Lender its applicable share of each payment received for the accounts of the Lenders in like funds as received by wire transfer to such Lender’s Lending Office (and if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds as are received shall be applied towards payment of the amounts then due hereunder ratably among the parties entitled thereto, in accordance with the amounts then due to such parties). All payments received by the Administrative Agent after 2:00 p.m. Local Time shall be deemed received on the next Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower or a Designated Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, except as otherwise set forth in the definition of “Interest Period” or “Maturity Date”, and such extension of time shall be reflected in computing interest or fees, as the case may be. All payments hereunder of principal or interest in respect of any Loan shall, except as otherwise expressly provided herein, be made in the currency of such Loan, and all other payments hereunder and under each other Loan Document shall be made in U.S. Dollars. Notwithstanding the foregoing provisions of this Section, if, after the making of any Borrowing in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such Foreign Currency with the result that such Foreign

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Currency no longer exists or the Borrower or the applicable Designated Borrower, as the case may be, is not able to make payment to the Administrative Agent for the account of the Lenders in such Foreign Currency, then all payments to be made by the Borrower or such Designated Borrower hereunder in such Foreign Currency shall instead be made when due in a currency that replaced such Foreign Currency or, if no such replacement currency exists, in U.S. Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower or such Designated Borrower takes all risks of the imposition of any such currency control or exchange regulations.

(b)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower or the applicable Designated Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower or the applicable Designated Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower or such Designated Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the rate determined by the Administrative Agent in accordance with banking industry rules and conventions on interbank compensation (or, if such payment is in U.S. Dollars, if greater, the NYFRB Rate), plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (ii) in the case of a payment to be made by the Borrower or such Designated Borrower, the interest rate applicable to the applicable Loan or, if such payment is in U.S. Dollars, ABR Loans. If the Borrower or such Designated Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower or such Designated Borrower the amount of such interest paid by it for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower or a Designated Borrower shall be without prejudice to any claim the Borrower or such Designated Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to any Lender, the Borrower or any Designated Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c)    Payments by Borrower or any Designated Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower or the applicable Designated Borrower, as applicable, prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower or such Designated Borrower will not make such payment, the Administrative Agent may assume that the Borrower or such Designated Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower or such Designated Borrower has not in fact

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made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the rate determined by the Administrative Agent in accordance with banking industry rules and conventions on interbank compensation (or, if such payment is in U.S. Dollars, if greater, the NYFRB Rate), plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. Any payment by any Lender pursuant to this clause (c) shall be without prejudice to any claim such Lender or the Administrative Agent may have against the Borrower or the applicable Designated Borrower, as applicable, for having failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to any Lender, the Borrower or any Designated Borrower with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.

(d)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower or the applicable Designated Borrower, as applicable, by the Administrative Agent because the conditions to the applicable Borrowings set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender within one Business Day, without interest.

(e)    Obligations of Lenders Several. The obligations of the Lenders hereunder are several and not joint. The failure of any Lender to make any Loan, to make any payment under Section 11.04(c) or 11.05 or to purchase any participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c) or 11.05.

(f)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.11    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans, provided that:
(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.11 shall not be construed to apply to (x) any payment made by the Borrower or any Designated Borrower

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pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time), including payments pursuant to Sections 2.12 and 3.02, or
(y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.11 shall apply). Each of the Borrower and the Designated Borrowers consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower and such Designated Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower or such Designated Borrower in the amount of such participation.

2.12    Extension of Maturity Date.

(a)    Requests for Extension. The Borrower may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not earlier than 90 days and not later than 30 days prior to any anniversary of the Closing Date (each a “Relevant Anniversary Date”), but on not more than two occasions during the term of this Agreement, request that each Lender consent to the extension of the Maturity Date for an additional year from the Maturity Date then in effect hereunder (the “Existing Maturity Date”).

(b)    Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than 20 days after receipt of the Borrower’s request pursuant to Section 2.12(a) (the “Extension Lender Response Date”), advise the Administrative Agent whether or not such Lender agrees to the requested extension; provided that any Lender that does not so advise the Administrative Agent on or before the Extension Lender Response Date shall be deemed to have advised the Administrative Agent that it has declined to agree to the requested extension (each Lender that agrees to the requested extension being referred as an “Extending Lender”, and each Lender that does not or is deemed not to agree to the requested extension being referred to as a “Non-Extending Lender”). The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c)    Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Lender’s determination (or deemed determination) under this Section 2.12 promptly after the Extension Lender Response Date.

(d)    Additional Commitment Lenders. The Borrower shall have the right on or before the Existing Maturity Date to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) as provided in Section 11.13, each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall undertake all or a portion of the Commitment of such Non-Extending Lender (and, if any such Additional Commitment Lender is already a Lender, the Commitment so undertaken shall be in addition to such Lender’s original Commitment hereunder).

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(e)    Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Maturity Date and the additional Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the Relevant Anniversary Date, then, effective as of the Relevant Anniversary Date, the Maturity Date applicable to each Extending Lender and of each Additional Commitment Lender (but not any Non-Extending Lender) shall be extended to the first anniversary of the Existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the immediately preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.

(f)    Conditions to Effectiveness of Extensions. As a condition precedent to the effectiveness of any extension of the Maturity Date pursuant to this Section 2.12, the Borrower shall deliver to the Administrative Agent a certificate dated as of the effective date of such extension signed by a Responsible Officer (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents that are qualified by materiality shall be true and correct on and as of the date of such extension and after giving effect thereto, and such representations and warranties that are not qualified by materiality shall be true and correct in all material respects on and as of the effective date of such extension, except, in each case, to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (provided that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof), and except that for purposes of this Section 2.12(f), the representations and warranties contained in clauses (a) and (b) of Section 5.05 shall, after the first delivery of financial statements pursuant to clauses (a) and (b), respectively, of Section 6.01, be deemed to refer to the most recent financial statements so delivered, and (B) no Event of Default exists.

(g)    Non-Extending Lenders. On the Maturity Date applicable to each Non-Extending Lender that has not been replaced as provided in Section 2.12(d), the Commitment of such Non-Extending Lender shall terminate and each of the Borrower and the Designated Borrowers shall repay all Loans of such Non-Extending Lender outstanding to it on such date, together with accrued interest thereon and all Commitment Fees accrued hereunder for the account of such Non-Extending Lender.

(h)    Permitted Amendments; Conflicting Provisions. In connection with effecting the extension requested pursuant to this Section 2.12, the Administrative Agent and the Borrower may, without the consent of any Lender other than the Extending Lenders and the applicable Additional Commitment Lenders, effect such amendments to this Agreement as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.12. This Section 2.12 shall supersede any provisions in Section 2.11 or 11.01 to the contrary.

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2.13    Increase in Commitments.

(a)    Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time request an increase in the Commitments by an aggregate amount (for all such requests) not exceeding US$1,000,000,000; provided that (i) any such request for an increase shall be in a minimum amount of US$50,000,000 and (ii) the Borrower may make a maximum of five such requests. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than 10 Business Days from the date of delivery of such notice to the Lenders).

(b)    Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c)    Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d)    Increase Effective Date and Allocations. If the Commitments are increased in accordance with this Section 2.13, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase among the Lenders. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)    Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate dated as of the Increase Effective Date signed by a Responsible Officer (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents that are qualified by materiality shall be true and correct on and as of the Increase Effective Date, and such representations and warranties that are not qualified by materiality shall be true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (provided that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof), and except that for purposes of this Section 2.13(e), the representations and warranties contained in clauses (a) and (b) of Section 5.05 shall, after the first delivery of financial statements pursuant to clauses (a) and (b), respectively, of Section 6.01, be deemed to refer to the most recent financial statements so delivered, and (B) no Event of Default exists. The Borrower

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and the Designated Borrowers shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section 2.13.

(f)    Conflicting Provisions. This Section 2.13 shall supersede any provisions in Section 2.11 or 11.01 to the contrary.

2.14    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)    Commitment Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.07(a); and

(b)    the Commitment and Outstanding Amounts of such Defaulting Lender shall not be included in determining whether the Required Lenders or other requisite Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.01); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 11.01, require the consent of such Defaulting Lender in accordance with the terms hereof.

In the event that the Administrative Agent and the Borrower agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Commitment Fees that did not accrue for the account of such Lender while it was a Defaulting Lender, and all amendments, waivers and other modifications effected without its consent in accordance with the provisions of Section 11.01 and this Section 2.14 during such period shall be binding on it.

2.15    Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of each Borrowing denominated in a Foreign Currency:

(a)    as of the date of the commencement of the initial Interest Period therefor and as of the date of the commencement of each subsequent Interest Period therefor; and

(b)    during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a) and (b) is herein described as a “Computation Date” with respect to each Borrowing for which a Dollar Amount is determined on or as of such day.

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2.16    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from the Borrower or a Designated Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which the Administrative Agent could, in accordance with normal banking procedures applicable to arm’s length transactions, purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day immediately preceding that on which final, non-appealable judgment is given. The obligations of the Borrower or the applicable Designated Borrower in respect of any sum due to any Credit Party hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Credit Party of any sum adjudged to be so due in such other currency such Credit Party may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Credit Party in the specified currency, the Borrower or the applicable Designated Borrower, as applicable, agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Credit Party against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Credit Party in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.11, such Credit Party agrees to remit such excess to the Borrower or such Designated Borrower.

2.17    Appointment of Borrower as Agent. Each of the Designated Borrowers hereby
(a)    appoints the Borrower to act as its agent for all purposes of this Agreement and the other Loan Documents, including the giving and receipt of notices (including any Committed Loan Notice) and the execution and delivery of all documents, instruments and certificates contemplated hereby or by any other Loan Document, including any amendment, wavier or other modification to this Agreement or any other Loan Document, and (b) agrees that (i) the Borrower may execute such notices, documents, instruments and certificates on behalf of such Designated Borrower as the Borrower deems appropriate in its sole discretion and such Designated Borrower shall be obligated by all of the terms of any such notice document, instrument or certificate executed on its behalf, (ii) any notice or communication delivered by the Administrative Agent or a Lender to the Borrower shall be deemed delivered to each Designated Borrower and (iii) the Administrative Agent and the Lenders may accept, and be permitted to rely on, any notice, document, instrument, certificate executed by the Borrower on behalf of any of the Designated Borrowers.

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY

3.01    Taxes.

(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or a Designated Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes, except as required by applicable Law, provided that if the Borrower or such Designated Borrower shall be required by applicable Law to deduct or withhold any Indemnified Taxes

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(including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) or withholdings, the Administrative Agent or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or such Designated Borrower shall make such deductions or withholdings and (iii) the Borrower or such Designated Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b)    Payment of Other Taxes by the Borrower or any Designated Borrower. Without limiting the provisions of clause (a) above, the Borrower or the applicable Designated Borrower, as applicable, shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)    Indemnification by the Borrower or any Designated Borrower. The Borrower or the applicable Designated Borrower shall indemnify the Administrative Agent and each Lender, within 30 days after demand therefor, for the full amount of any Indemnified Taxes imposed on amounts payable by the Borrower or a Designated Borrower under any Loan Document or any Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that neither the Borrower nor any Designated Borrower shall be obligated to make a payment pursuant to this Section 3.01 in respect of penalties and interest attributable to or included in any Indemnified Taxes or Other Taxes (and, for the avoidance of doubt, reasonable expenses arising therefrom or with respect thereto), if (i) such penalties, interest or expenses are attributable to the failure of the Administrative Agent or any Lender to pay amounts paid to the Administrative Agent or any Lender by the Borrower or any Designated Borrower (for Indemnified Taxes or Other Taxes) to the relevant Governmental Authority within 30 calendar days after receipt of such payment from the Borrower or such Designated Borrower or (ii) such penalties, interest or expenses are attributable to the gross negligence or willful misconduct of the Administrative Agent or any Lender, as determined by a court of competent jurisdiction in a final and non-appealable judgement. A certificate as to the amount of such payment or liability delivered to the Borrower or any Designated Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Borrower shall have the rights specified in Section 11.13 in respect of any Lender for whose account the Borrower or any Designated Borrower makes any payment under this Section 3.01.

(d)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Designated Borrower to a Governmental Authority, the Borrower or such Designated Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably

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satisfactory to the Administrative Agent; provided that nothing in this Section 3.01(d) shall require the Borrower or such Designated Borrower to make available its tax returns.

(e)    Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower or a Designated Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower or such Designated Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such Designated Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or a Designated Borrower, or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower, such Designated Borrower or the Administrative Agent as will enable the Borrower, such Designated Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that the Borrower or a Designated Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable: (i) duly completed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party, (ii) duly completed originals of Internal Revenue Service Form W-8ECI, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, or W-8IMY as appropriate, (iv) to the extent a Foreign Lender is not the beneficial owner, duly completed originals of Internal Revenue Service Form W-8IMY, accompanied by the applicable Internal Revenue Service forms from each beneficial owner, and (v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or such Designated Borrower to determine the withholding or deduction required to be made. Each Lender that is a “U.S. person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and Administrative Agent duly complete originals of Internal Revenue Service Form W-9. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

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If a payment made to a Lender under any Loan Document would be subject to
U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower, each Designated Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)    Treatment of Certain Refunds. If the Administrative Agent or any Lender has determined, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or any Designated Borrower or with respect to which the Borrower or any Designated Borrower has paid additional amounts pursuant to this Section, it shall promptly pay to the Borrower or such Designated Borrower, as applicable, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or such Designated Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case maybe, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower or such Designated Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to it (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This clause (f) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower, any Designated Borrower or any other Person.

(g)    Indemnification by Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 3.01(g) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

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(h)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the payment in full of all the Obligations.

3.02    Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund ~~Eurocurrency Rate~~Term Benchmark Loans or RFR Loans, or to determine or charge interest rates based upon the ~~LIBO Rate or~~Term SOFR, the EURIBO Rate or Daily Simple SONIA, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, the applicable Agreed Currency in the ~~Relevant Interbank Market~~relevant interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue ~~LIBOR~~Term Benchmark Loans ~~or EURIBOR~~, to make RFR Loans~~, as applicable,~~ or to convert ABR Loans to ~~LIBOR~~Term SOFR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower and each applicable Designated Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), (a) prepay or, if applicable, convert all affected ~~LIBOR~~Term SOFR Loans ~~denominated in U.S. Dollars~~ of such Lender to it to ABR Loans, and repay all affected ~~Eurocurrency Rate~~EURIBOR Loans ~~in any other Agreed Currency~~, either on the last day of the Interest Period, therefor, if such Lender may lawfully continue to maintain such ~~Eurocurrency Rate~~Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~Eurocurrency Rate~~Term Benchmark Loans and (b) prepay any affected Daily Simple SONIA Loans. Upon any such prepayment or conversion, the Borrower and each applicable Designated Borrower shall also pay accrued interest on the amount so prepaid or converted. The Borrower shall have the rights in respect of any such Lender specified in Section 11.13.

3.03    Alternate Rate of Interest. (a) ~~If prior to the commencement of any Interest Period for a Eurocurrency Rate Borrowing:~~Subject to Section 3.03(b), if:

(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted ~~LIBO Rate, the LIBO Rate~~Term SOFR or the EURIBO Rate, as applicable, for the applicable currency and such Interest Period (including because the ~~applicable~~Relevant Screen Rate is not available or published on a current basis)~~; provided that no Benchmark Transition Event shall have occurred~~ or (B) at ~~such~~any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR for the applicable currency; or

(ii)    the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted ~~LIBO Rate, the LIBO Rate~~Term SOFR or the EURIBO Rate, as applicable, for the applicable currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining

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their Loans included in such Borrowing for the applicable currency and such Interest Period or (B) at any time, the applicable Daily Simple RFR for the applicable currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in any RFR Borrowing;

then the Administrative Agent shall give notice (which may be telephonic) thereof to the Borrower and the Lenders as promptly as practicable thereafter. If such notice is given, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist and (y) the Borrower or the applicable Designated Borrower delivers a new Committed Loan Notice in accordance with Section 2.02, (A) any Committed Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, an affected ~~Eurocurrency Rate~~Term Benchmark Borrowing shall be ineffective,
(B) any affected ~~Eurocurrency Rate~~Term Benchmark Borrowing that is requested to be continued shall (1) if denominated in U.S. Dollars, be continued as an ABR Borrowing or (2) otherwise, be repaid on the last day of the then current Interest Period applicable thereto ~~and~~, (C) any Committed Loan Notice that requests the making of any affected ~~Eurocurrency Rate~~Term Benchmark Borrowing shall (1) if denominated in U.S. Dollars, be deemed a request for an ABR Borrowing, or (2) otherwise, be ineffective, (D) any Committed Loan Notice that requests the making of any affected RFR Borrowing shall be ineffective and (E) any outstanding affected RFR Borrowing shall be repaid on the date of receipt by the Borrower of such notice.

(b)    (i) Notwithstanding anything to the contrary herein or in any other Loan Document, ~~upon the occurrence of~~if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable~~has occurred, the Administrative Agent and the Borrower may amend this Agreement in a manner mutually agreeable to replace the ~~LIBO Rate or the EURIBO Rate~~then-current Benchmark with a Benchmark Replacement. Any such amendment ~~with respect to a Benchmark Transition Event~~ will become effective at 5:00 p.m. New York City time on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, in the case of Loans denominated in U.S. Dollars, with respect to any proposed amendment containing ~~any~~Daily Simple SOFR~~-Based Rate~~, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. ~~Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Lenders consent to such amendment.~~ No replacement of the ~~LIBO Rate or the EURIBO Rate~~then-current Benchmark with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.

(ii)    In connection with the implementation of a Benchmark Replacement (including implementation of Term SOFR), the Administrative Agent will have the right to make, in consultation with the Borrower, Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement

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Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)    The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable~~, (B) the implementation of any Benchmark Replacement, (C) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(b)(iv), (D) the effectiveness of any Benchmark Replacement Conforming Changes and (~~D~~E) the commencement or conclusion of any Benchmark Unavailability Period.

(iv)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Rate or EURIBOR Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)    ~~(iv)~~ Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) any Committed Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~Eurocurrency Rate~~Term Benchmark Borrowing of the applicable Type shall be ineffective and, on the last day of the then current Interest Period applicable thereto, such Borrowing shall (1) if denominated in U.S. Dollars, be continued as or converted to an ABR Borrowing or (2) otherwise, be repaid, (B) any Committed Loan Notice that requests the making of any ~~Eurocurrency Rate~~Term Benchmark Borrowing of the applicable Type or an RFR Borrowing shall (1) if denominated in U.S. Dollars, be deemed a request for an ABR Borrowing, or (2) otherwise, be ineffective.

(vi)    ~~(v)~~ Any determination, decision or election that may be made by the Administrative Agent, the Borrower or the Lenders pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error

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and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03.

3.04    Increased Costs.

(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender ~~(except any reserve requirement reflected in the Adjusted LIBO Rate)~~;

(ii)    subject any Lender or the Administrative Agent to any Tax of any kind whatsoever on its loans, loan principal, commitments or other obligations, in each case, arising out of this Agreement, or change the basis of taxation of payments to such Lender or the Administrative Agent in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Administrative Agent); or

(iii)    impose on any Lender, the Administrative Agent or the ~~Relevant Interbank Market~~relevant interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or participations therein;

and the result of any of the foregoing shall be to increase the cost to any Lender of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Administrative Agent, the Borrower will pay to such Lender or the Administrative Agent such additional amount or amounts as will compensate it for such additional costs incurred or reduction suffered; provided that any such amount or amounts shall not be duplicative of any amounts to the extent otherwise paid by the Borrower under any other provision of this Agreement. The Borrower shall have the rights specified in Section 11.13 in respect of any Lender for whose account the Borrower makes any payment under this Section 3.04(a).

(b)    Capital and Liquidity Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then, from time to time upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. The Borrower shall have the rights

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specified in Section 11.13 in respect of any Lender for whose account the Borrower makes any payment under this Section 3.04(b).

(c)    Certificates for Reimbursement. A certificate of a Lender or of the Administrative Agent setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company or the Administrative Agent, as the case may be, as specified in clause (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. Such Lender shall also certify that it is generally charging such costs to similarly situated customers of the applicable Lender under agreements having provisions similar to this Section 3.04 after consideration of such factors as such Lender then reasonably determines to be relevant (which determination shall be made in good faith and not on an arbitrary or capricious basis). The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

(e)    New Lenders. Notwithstanding the foregoing provisions, no Lender shall be entitled to compensation under this Section 3.04 as a result of any Change in Law occurring prior to the date on which such Lender shall have become a party to this Agreement, except to the extent that such Lender’s assignor, if any, shall have been entitled on such date to such compensation.

3.05    Compensation for Losses.    Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, each of the Borrower and the applicable Designated Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of: (a) any continuation, conversion, payment or prepayment of any ~~Eurocurrency Rate~~Term Benchmark Loan made to it on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); (b) any failure by it (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any ~~Eurocurrency Rate~~Term Benchmark Loan on the date or in the amount notified by it (whether or not such notice may be withdrawn in accordance herewith); or (c) any assignment of a ~~Eurocurrency Rate~~Term Benchmark Loan on a day other than the last day of the Interest Period therefor as a result of a request by it pursuant to Section 11.13; including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained, but excluding any loss of anticipated profits. Each of the Borrower and the applicable Designated Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower or any Designated Borrower to the Lenders under

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this Section 3.05, each Lender shall be deemed to have funded each ~~Eurocurrency Rate~~Term Benchmark Loan made by it at the Adjusted ~~LIBO Rate~~Term SOFR, the ~~LIBO Rate~~Term SOFR or the EURIBO Rate, as applicable, for such Loan by a matching deposit or other borrowing ~~in the Relevant Interbank Market~~ for a comparable amount and for a comparable period, whether or not such ~~Eurocurrency Rate~~Term Benchmark Loan was in fact so funded.

3.06    Mitigation Obligations; Replacement of Lenders.

(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower or a Designated Borrower is required to pay (or will be required to pay) any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower or a Designated Borrower is required to pay (or will be required to pay) any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 11.13.

3.07    Survival. All of the Borrower’s and each Designated Borrower’s obligations under this Article III shall survive the termination of the Aggregate Commitments and repayment of all Obligations hereunder.

ARTICLE IV. CONDITIONS PRECEDENT

4.01    Conditions of Closing. The obligation of each Lender to make its initial Loan hereunder shall not become effective, and the Closing Date shall not occur, until the date on which each of the following conditions is satisfied:

(a)    The Administrative Agent’s receipt of the following:

(i)    either (A) a counterpart of this Agreement signed on behalf of each party hereto or (B) written evidence satisfactory to the Administrative Agent (which may include fax or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(ii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each

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Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;

(iii)    such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower is duly organized, and that the Borrower is validly existing, in good standing and qualified to engage in business in the jurisdiction of its organization;

(iv)    a customary legal opinion of Sidley Austin LLP, counsel to the Borrower, addressed to the Administrative Agent and each Lender and dated as of the Closing Date; and

(v)    a certificate signed by a Responsible Officer of the Borrower (on behalf of the Borrower) certifying that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied without giving effect to the first parenthetical in such Section 4.02(a).

(b)    The Administrative Agent shall have received all fees and other amounts due and payable by the Borrower on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(c)    The Administrative Agent shall have received reasonably satisfactory evidence that the Existing Credit Agreement, shall have been terminated and all amounts due thereunder shall have been paid in full.

(d)    At least five days prior to the Closing Date, the Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, in each case, to the extent requested in writing (which may be by e-mail) at least 10 days prior to the Closing Date.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement (and each such Lender’s Affiliates, successors and/or assigns) shall be deemed to (i) have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto and (ii) have waived the notice requirement for termination of the commitments under the Existing Credit Agreement as set forth in Section 2.04 of the Existing Credit Agreement.

4.02    Conditions to all Borrowings. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions precedent:

(a)    The representations and warranties of the Loan Parties contained in Article V (other than the representations and warranties contained in Sections 5.05(b), 5.06(b) and 5.12 for all Borrowings other than any Borrowing occurring on the Closing Date) or any other Loan

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Document that are qualified by materiality shall be true and correct on and as of the date of such Borrowing, and such representations and warranties that are not qualified by materiality shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (provided that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof), and except that for purposes of this Section 4.02(a), the representations and warranties contained in clauses (a) and (b) of Section
5.05 shall, after the first delivery of financial statements pursuant to clauses (a) and (b), respectively, of Section 6.01, be deemed to refer to the most recent financial statements so delivered.

(b)    No Default shall exist, or would result from such proposed Borrowing or from the application of the proceeds thereof.

(c)    The Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements hereof.

Each Committed Loan Notice in respect of a Borrowing submitted by the Borrower or a Designated Borrower shall be deemed to be a representation and warranty by it that the conditions specified in this Section 4.02 have been satisfied on and as of the date of the applicable Borrowing.

4.03    Conditions to Initial Borrowings by each Designated Borrower. The agreement of each Lender to make a Loan on the occasion of any Borrowing to any Designated Borrower hereunder is subject to the occurrence of the Closing Date and the satisfaction, prior to or concurrently with the making of such Loan on the Designated Borrower Closing Date applicable to such Designated Borrower, of the following conditions precedent:

(a)    The Borrower shall have given the Administrative Agent (for distribution to the Lenders) at least 15 Business Days prior notice of such Designated Borrower Closing Date with reasonable details with respect thereto.

(b)    The Administrative Agent shall have received a Joinder Agreement executed and delivered by the Borrower, the applicable Subsidiary and the Administrative Agent, providing for such Subsidiary to become a Designated Borrower.

(c)    The Administrative Agent shall have received (i) a certificate of such Designated Borrower, dated such Designated Borrower Closing Date, substantially in the form of the certificates delivered by the Borrower on the Closing Date pursuant to Section 4.01(a)(ii) and 4.01(a)(v), with appropriate insertions and attachments, including corporate or other applicable resolutions, other corporate or other applicable documents and certificates in respect of such Designated Borrower substantially equivalent to comparable documents delivered on the Closing Date and (ii) such other documents with respect to such Designated Borrower as the Administrative Agent shall reasonably request.

(d)    The Administrative Agent shall have received a legal opinion from counsel to such Designated Borrower in form and substance reasonably satisfactory to the Administrative

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Agent as to relevant matters covered generally in the opinions previously delivered pursuant to Section 4.01(a)(iv) and to such other matters as are customary for initial extensions of credit to a subsidiary borrower similar to the applicable Designated Borrower.

(e)    After giving effect to any actions taken as contemplated by the immediately following sentence and Section 3.01(a), (i) payments to any Lender by any such Designated Borrower shall not be subject to any withholding Taxes or Other Taxes and (ii) prior to such Designated Borrower Closing Date no Lender shall have given notice to the Administrative Agent that it has determined in good faith that it would be subject, in making Loans to such Designated Borrower, to any regulatory, legal or internal policy limitation or restriction applicable thereto or any material financial disadvantage (other than as referred to in the preceding clause (i)) arising out of or attributable to the location or jurisdiction of organization of such Designated Borrower or the nature of its activities. The Administrative Agent shall have the right to adjust the provisions of Article II as it may reasonably determine to enable the Lenders that are able to make Loans to such Designated Borrower without becoming subject to any such withholding Taxes or Other Taxes, such regulatory, legal or policy limitation or restriction or financial disadvantage, and without causing the Borrower or any Designated Borrower to incur any such disadvantages of its own (including any such disadvantage in the form of being required to indemnify Lenders for withholding payments including Taxes) to make Loans available to such Designated Borrower on a non-pro rata basis with Lenders that are not so able, with such adjustments to be made in a manner that, to the extent practicable, are reasonably equitable to all the Lenders.

(f)    At least five days prior to the applicable Designated Borrower Closing Date, the Administrative Agent and the Lenders shall have received (i) all documentation and other information reasonably requested by the Lenders or the Administrative Agent under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and (ii) to the extent such Designated Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification from such Designated Borrower, in each case, to the extent requested in writing (which may be by e-mail) at least 10 days prior to the applicable Designated Borrower Closing Date.

ARTICLE V. REPRESENTATIONS AND WARRANTIES

The Borrower and each Designated Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01    Existence, Qualification and Power. The Borrower and each Designated Borrower (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its organization or formation and (b) has all requisite power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party.

5.02    Authorization; No Contravention. The execution, delivery and performance by the Borrower and each Designated Borrower of each Loan Document to which it is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not contravene (a) the terms of the Borrower’s or any Designated Borrower’s Organizational Documents or (b) any Law or any material contractual restriction binding on or affecting the

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Borrower or such Designated Borrower, except, in each case referred to in clause (b), to the extent such contravention could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any Designated Borrower of any Loan Document to which it is a party, other than (a) any such that have been made or obtained and are in full force and effect, (b) as to which the failure to be made or obtained or to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (c) any reports required to be filed by the Borrower with the SEC pursuant to the Exchange Act.

5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, arrangement, moratorium and other similar laws affecting creditors’ rights generally and to the application of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

5.05    Financial Statements; No Material Adverse Effect.

(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial position of the Borrower and its Subsidiaries as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)    Since December 31, 2019, subject to the SEC Reports, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties that (a) purport to enjoin or restrain the execution or delivery of this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or
(b) except as disclosed in the SEC Reports, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.07    [Reserved].

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5.08    Taxes. The Borrower and its Subsidiaries have paid all tax liabilities, assessments and governmental charges and levies that were due and payable and that collectively are material to the Borrower and its Subsidiaries, taken as a whole, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

5.09    ERISA Compliance.

(a)    Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws and (ii) the Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)    There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)    (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in excess of the Threshold Amount; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; provided that in each of the preceding instances, the individual event described has resulted or could reasonably be expected to result in a Material Adverse Effect.

5.10    Margin Regulations; Investment Company Act.

(a)    Neither the Borrower nor any Designated Borrower is engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)    Neither the Borrower nor any Designated Borrower is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.11    Disclosure. No written report, financial statement, certificate or other written information (other than any information of a general economic or industry-specific nature) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender prior to the

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Closing Date in connection with the transactions contemplated hereby and the negotiation of this Agreement (in each case, as modified or supplemented by other information so furnished or by the SEC Reports) contains any material misstatement of fact, and no such document, when considered collectively with all other such documents and the SEC Reports, omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to any projections, estimates, forward-looking information or any forward-looking pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by management of the Borrower to be reasonable at the time furnished (it being understood by the Administrative Agent and the Lenders that (i) any information as it relates to future events is not to be viewed as fact, (ii) such information is subject to significant contingencies, (iii) no assurance can be given that the projections will be realized and (iv) actual results may differ materially from projected results therein).

5.12    Intellectual Property; Licenses, Etc. The Borrower and its Subsidiaries own or possess the right to use (through express agreement or implied right), all of the material trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are required for the operation of their respective businesses, without conflict with the registered, valid and enforceable IP Rights of any other Person, except as specified in the SEC Reports and except where the failure to own or possess the right to use any such IP Right or where any such conflict, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.13    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers, employees and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower or any of its Subsidiaries being designated as a Sanctioned Person. None of (a) the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

It is agreed that any material inaccuracy on the Closing Date of a representation or warranty in this Article V cannot be retroactively cured by disclosures made in SEC Reports filed with the SEC after the Closing Date.

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ARTICLE VI. AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation (other than inchoate indemnity obligations) hereunder shall remain unpaid or unsatisfied:

6.01    Financial Statements. The Borrower shall deliver to the Administrative Agent:

(a)    within 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2020), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP; audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or other Registered Public Accounting Firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception (other than any qualification solely as a result of any impending debt maturity occurring within 12 months of the date of such report and opinion) or any qualification or exception as to the scope of such audit; and

(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer, chief accounting officer or controller of the Borrower as fairly presenting in all material respects the financial position, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

6.02    Certificates; Other Information. The Borrower shall deliver to the Administrative
Agent:

(a)    concurrently with the delivery of the financial statements referred to in Sections
6.01(a) or 6.01(b), a duly completed Compliance Certificate signed by the chief executive officer, chief accounting officer, chief financial officer, treasurer or controller of the Borrower;

(b)    promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary (including any Designated Borrower), or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender acting through the Administrative Agent may from time to time reasonably request in writing;

(c)    promptly, such documentation or other information as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request in order to comply with its ongoing obligations under applicable “know your customer” and

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anti-money laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation; and

(d)    promptly after Moody’s, S&P or Fitch shall have announced a change in the Index Debt Rating, or if any such rating agency shall cease to have an Index Debt Rating, written notice of such rating change or cessation.

Notwithstanding the foregoing, the information required to be delivered pursuant to Section 6.01(a) or 6.01(b) shall be deemed to have been delivered on the date on which such information has been publicly posted on the Internet at www.sec.gov or such other website previously notified by the Borrower to the Administrative Agent to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

6.03    Notices. Promptly after the Borrower obtains Actual Knowledge thereof, the Borrower shall notify the Administrative Agent of:

(a)    the occurrence of any Default;

(b)    any matter, including litigation, that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(c)    the occurrence of any ERISA Event that has resulted or could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower (on behalf of the Borrower) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

6.04    Payment of Taxes. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets that collectively are material to the Borrower and its Subsidiaries, taken as a whole, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.

6.05    Preservation of Existence, Etc. The Borrower shall, and shall cause each of its Significant Subsidiaries to, (a) preserve, renew and maintain in full force and effect its legal existence, except in a transaction permitted by Section 7.03, and except (other than with respect to the maintenance of the existence of each Designated Borrower) that no Subsidiary shall be required to preserve, renew and maintain its legal existence if the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business

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of the Borrower and its Subsidiaries, taken as a whole, and that the loss thereof could not be reasonably expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) take all reasonable action to maintain the United States registrations (to the extent permitted under applicable law) of all of its registered and validly issued IP Rights, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, amalgamation, liquidation or dissolution permitted under Section 7.03.

6.06    [Reserved].

6.07    Maintenance of Insurance. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Borrower shall (a) maintain with financially sound and reputable insurance companies insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar businesses, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, and/or (b) retain risk through a self insurance mechanism or by agreement with an Affiliate or externally regulated vehicle for funding loss normally provided through insurance coverage carried by companies engaged in the same or similar businesses and owning similar properties.

6.08    Compliance with Laws. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

6.09    Books and Records. The Borrower shall, and shall cause each of its Significant Subsidiaries to, maintain proper books of record and account that permit the preparation of consolidated financial statements of the Borrower materially in accordance with GAAP.

6.10    Use of Proceeds. The Borrower and the Designated Borrowers shall use the proceeds of the Borrowings for working capital, capital expenditures, Acquisitions and other purposes not in contravention of any Law or of any Loan Document.

6.11    Ownership of Designated Borrowers. The Borrower shall own, directly or indirectly, all of the capital stock and other equity interests (other than nominal shares) of each Designated Borrower.

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ARTICLE VII.NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation (other than inchoate indemnity obligations) hereunder shall remain unpaid or unsatisfied:

7.01    Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)    Liens pursuant to any Loan Document;

(b)    Liens existing on Closing Date and set forth on Schedule 7.01 hereto and any replacements, renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount of Indebtedness or other obligations secured or benefited thereby is not increased at the time of such replacement, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such replacement, renewal or extension, and (iii) the direct or any contingent obligor with respect thereto is not changed;

(c)    Liens for taxes, fees, assessments or other governmental charges, levies or claims not yet due or which are not delinquent beyond any period of grace or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s, supplier’s or other like Liens arising in the ordinary course of business;

(e)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory or regulatory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)    Liens securing Indebtedness in respect of Finance Leases, Synthetic Lease Obligations, purchase money obligations and other obligations (other than obligations in respect of Sale Lease-Back Transactions) the proceeds of which are used to acquire or construct fixed or capital assets or software or improvements with respect thereto or any refinancings, renewals, amendments or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, renewal, amendment or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses

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reasonably incurred, in connection with such refinancing, renewal, amendment or extension, and provided further that such Liens do not at any time encumber any property other than the property financed by such Indebtedness;

(i)    Liens existing on any real property or other specific tangible assets prior to the acquisition thereof by the Borrower or any Subsidiary, or existing on any such property or asset of any Person that becomes a Subsidiary or any Person other than a Subsidiary that is merged with or into or consolidated or amalgamated with the Borrower or any Subsidiary, in each case, after the date hereof, provided that (i) such Lien is not created in contemplation of such acquisition or such Person becoming a Subsidiary or such merger, consolidation or amalgamation, as the case may be; (ii) such Lien shall not apply to any other property or assets of the Borrower or any other Subsidiary; and (iii) such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time of such acquisition or such Person becoming a Subsidiary or such merger, consolidation or amalgamation, as the case may be; and any replacements, renewals or extensions thereof, provided that (A) the property covered thereby is not changed, (B) the amount of the obligations secured or benefited thereby is not increased at the time of such replacement, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such replacement, renewal or extension, and (C) the direct or any contingent obligor with respect thereto is not changed;

(j)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(g);

(k)    Liens arising by virtue of any contractual, statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts, other funds maintained with a creditor depository institution, or investment or securities accounts; provided that (i) such account is not a dedicated cash collateral account and (ii) such account is not intended by the Borrower or any of its Subsidiaries to provide collateral to the depository institution with respect to otherwise unrelated obligations of the Borrower or any of its Subsidiaries to such depository institution;

(l)    Liens arising under repurchase agreements, reverse repurchase agreements, securities lending and borrowing agreements and similar transactions;

(m)    Liens arising from precautionary filings in respect of (i) operating leases and (ii) credit and cash management programs between third parties and customers of the Borrower or customers of any Subsidiary of the Borrower under which the Borrower or such Subsidiary does not have any Indebtedness;

(n)    Liens arising under master netting agreements and other Swap Contracts to hedge exposure to currency and interest rate risks entered into in the ordinary course of business and not for speculative purposes;

(o)    Liens arising from leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which (i) would not reasonably be expected to have a Material Adverse Effect and (ii) do not secure any Indebtedness;

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(p)    any interest or title of a lessor in the property (and the proceeds, accession or products thereof) subject to any operating lease, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to true leases or leases permitted hereunder;

(q)    Liens to secure intercompany Indebtedness among the Borrower and its Subsidiaries in the ordinary course of business;

(r)    Liens arising in connection with any Securitization or pursuant to any factoring or similar arrangements, provided that such Liens do not encumber any assets other than the receivables or other assets being sold or financed, the property securing or otherwise relating to such receivables or other assets, and the proceeds thereof;

(s)    Liens solely on deposits or advances of contractual payments, including implementation allowances or escrows to, with or from landlords, customers or clients, or in connection with insurance arrangement in the ordinary course of business;

(t)    Liens encumbering property or assets under construction (and proceeds or products thereof) arising from progress or partial payments by a customer of the Borrower or its Subsidiaries relating to such property or assets;

(u)    customary Liens and setoff rights securing obligations in respect of cash pooling and notional pooling arrangements and overdraft facilities in the ordinary course of business;

(v)    Liens arising in connection with any Sale Lease-Back Transaction, provided that
(i) such Sale Lease-Back Transaction involves a lease for a term of not more than three years, (ii) such Sale Lease-Back Transaction is between the Borrower and one of its Subsidiaries, or between any of its Subsidiaries or (iii) the Borrower or any of its Subsidiaries applies an amount equal to the net proceeds of such Sale Lease-Back Transaction within 365 days after such Sale Lease-Back Transaction to any of (or a combination of) (A) the prepayment or retirement of bonds, notes, debentures or similar instruments (including, without limitation, Debt Securities of any Series issued under the Reference Indenture) or Indebtedness of the Borrower or a Subsidiary of the Borrower (other than bonds, notes, debentures, similar instruments or Indebtedness of the Borrower that is by its terms subordinated in right of payment to the Debt Securities of any Series) that by its terms matures more than 12 months after its creation or (B) the purchase, construction, development, expansion or improvement of properties or facilities that are used in or useful to the business of the Borrower or any of its Subsidiaries;

(w)    Liens securing appeal bonds and other similar Liens arising in connection with court proceedings (including, without limitation, surety bonds, security for costs of litigation where required by law and Liens securing surety bonds, letters of credit and other instruments serving a similar purpose provided in connection with court proceedings);

(x)    Liens (i) on advances of cash or cash equivalents in favor of the seller of any property to be acquired by the Borrower or any Subsidiary in an Acquisition or other investment to be applied against the purchase price thereafter and (ii) on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Subsidiary in

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connection with any letter of intent or purchase agreement for an Acquisition or other transaction permitted hereunder; and

(y)    other Liens to secure Indebtedness or other obligations (including Liens arising in connection with any Sale Lease-Back Transaction not permitted by Section 7.01(v)) other than those described above in this Section 7.01, provided that the sum of (i) the aggregate amount of the Indebtedness and other obligations secured by such Liens permitted by this clause (y) and (ii) the aggregate amount of the Indebtedness permitted by Section 7.02(s) shall not at any time exceed an amount equal to the greater of (x) US$1,000,000,000 and (y) 15% of Consolidated Net Tangible Assets of the Borrower.

7.02    Indebtedness of Subsidiaries. The Borrower shall not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness other than:

(a)    Indebtedness incurred under the Loan Documents;

(b)    Indebtedness existing on the date hereof and set forth on Schedule 7.02 hereto and any refinancings, renewals, amendments or extensions thereof; provided that the principal amount of such Indebtedness is not increased at the time of such refinancing, renewal, amendment or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, renewal, amendment or extension;

(c)    Indebtedness of any Subsidiary that has executed and delivered to the Administrative Agent a guarantee agreement, satisfactory in form and substance to the Administrative Agent, under which it guarantees the Obligations of the Borrower and the Designated Borrowers on substantially the terms on which the Borrower guarantees the Obligations of the Designated Borrowers under Article X hereof, until any such time as such Subsidiary is released from its obligations under such guarantee agreement in accordance with the terms thereof;

(d)    Indebtedness of any Subsidiary to the Borrower or any other Subsidiary; provided that no such Indebtedness shall be assigned to, or subjected to any Lien in favor of, a Person other than the Borrower or a Subsidiary;

(e)    Indebtedness in respect of Finance Leases, Synthetic Lease Obligations, purchase money obligations and other obligations the proceeds of which are used to acquire or construct fixed or capital assets or software or improvements with respect thereto and that is not secured by any Liens other than Liens permitted under Section 7.01(h), or any refinancings, renewals, amendments or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, renewal, amendment or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, renewal, amendment or extension;

(f)    Indebtedness of any Person that becomes a Subsidiary, or of any Person other than a Subsidiary that is merged with or into or consolidated or amalgamated with any Subsidiary, in each case after the date hereof; provided that such Indebtedness or preferred stock exists at the time such Person becomes a Subsidiary or at the time of such merger, consolidation or

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amalgamation, as the case may be, is not created in contemplation of such Person becoming a Subsidiary or of such merger, consolidation or amalgamation and is not secured by any Liens other than Liens permitted under Section 7.01(i), and any refinancings, renewals, amendments or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, renewal, amendment or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, amendment or extension;

(g)    Guarantees by any Subsidiary of any Indebtedness of any other Subsidiaries that is permitted under Section 7.02(o);

(h)    Indebtedness of any Subsidiary as an account party in respect of letters of credit, bank guarantees and banker’s acceptances backing obligations that do not constitute Indebtedness;

(i)    Indebtedness arising in connection with (A) customary cash management or treasury services, (B) any overdraft facilities in the ordinary course of business, (C) cash pooling and notional pooling arrangements in the ordinary course of business or (D) the endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

(j)    Indebtedness arising in connection with any Securitization and indemnification obligations pursuant to factoring or similar arrangements permitted by Section 7.01(r);

(k)    Indebtedness arising from deposits and advance payments given or received in the ordinary course of business to, with or from landlords, customers or clients, or in connection with insurance arrangements;

(l)    Indebtedness arising from Sale Lease-Back Transactions permitted by Section 7.01(v) that finance the acquisition or construction of fixed or capital assets or improvements with respect thereto;

(m)    Indebtedness comprised of indemnities given by any Subsidiary, or guarantees or other similar undertakings by any Subsidiary entered into in lieu thereof, in favor of the purchaser of property and assets of the Borrower and its Subsidiaries being sold, leased, transferred or otherwise disposed of in accordance with this Agreement and covering liabilities incurred by the Borrower or its applicable Subsidiary in respect of such property and assets prior to the date of consummation of the sale, lease, transfer or other disposition thereof, which indemnities, guarantees or undertakings are required under the terms of the documentation for such sale, lease, transfer or other disposition;

(n)    Indebtedness incurred in the ordinary course of business with respect to performance bonds, surety bonds, completion bonds, guaranty bonds, appeal bonds or customs bonds, letters of credit, and other obligations of a similar nature required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or any of its Subsidiaries or in connection with judgments that do not result in a Default or to secure obligations under workers’ compensation laws, unemployment insurance or similar social

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security legislation (other than in respect of employee benefit plans subject to ERISA), public or statutory obligations or payment of customs duties in connection with the importation of goods;

(o)    (i) Indebtedness arising under master netting agreements and other Swap Contracts to hedge exposure to currency and interest rate risks entered into in the ordinary course of business and not for speculative purposes and (ii) Indebtedness arising under repurchase agreements, reverse repurchase agreements, securities lending and borrowing agreements and similar transactions;

(p)    Indebtedness arising in connection with court proceedings and secured by Liens permitted under Section 7.01(w);

(q)    Indebtedness representing deferred compensation to employees incurred in the ordinary course of business;

(r)    Indebtedness incurred to finance Acquisitions, provided that the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed $750,000,000; and

(s)    other Indebtedness other than Indebtedness described above in this Section 7.02, provided that the sum of (i) the aggregate amount of the Indebtedness permitted by this clause (s) and (ii) the aggregate amount of the Indebtedness secured by Liens permitted by Section 7.01(y) shall not at any time exceed an amount equal to the greater of (x) US$1,000,000,000 and (y) 15% of Consolidated Net Tangible Assets of the Borrower.

7.03    Fundamental Changes. No Loan Party shall merge, amalgamate or consolidate with or into another Person, or, in the case of the Borrower or any Designated Borrower, dissolve or liquidate, and the Borrower shall not, and shall not permit its Subsidiaries to, Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, and whether now owned or hereafter acquired, to or in favor of any Person (other than the Borrower or any of its Subsidiaries); provided, however, that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, any Person may merge with or into or amalgamate or consolidate with any Loan Party if (a) such Loan Party is the surviving Person or
(b) (i) the surviving Person is, in the case of any such transaction involving the Borrower, a corporation organized in the United States of America or a state thereof and, in the case of any such transaction involving a Designated Borrower, organized in the same jurisdiction of organization as such Designated Borrower or in the United States of America or a state thereof and (ii) the surviving Person shall execute and deliver to the Administrative Agent an assumption agreement reasonably satisfactory to the Administrative Agent, pursuant to which such Person shall assume all of the obligations of such Loan Party under this Agreement and the other Loan Documents, and, if reasonably requested by the Administrative Agent, customary documents relating thereto.

7.04    Use of Proceeds. The Borrower and the Designated Borrowers shall not use the proceeds of any Borrowing, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the

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FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case in violation of, or for a purpose which violates, or would be inconsistent with, Regulation T, U or X of the FRB. The Borrower and the Designated Borrowers will not request any Borrowing, and will not use, and will instruct their Subsidiaries not to use, the proceeds of any Borrowing (a) to finance an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation by the Borrower, any Designated Borrower or any of their Subsidiaries of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction by the Borrower, any Designated Borrower or any of their Subsidiaries with any Sanctioned Person or in any Sanctioned Country to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or (c) in any manner that would result in the violation of any Sanctions by any party hereto.

7.05    Financial Covenant. The Borrower shall not permit its Consolidated Leverage Ratio, determined as of the end of any fiscal quarter of the Borrower, to be greater than 4.00 to 1.00; provided that upon the consummation of a Qualified Material Acquisition, with respect to the fiscal quarter in which such Qualified Material Acquisition is consummated and the three subsequent consecutive fiscal quarters (such period, the “Qualified Material Acquisition Period”), the maximum permitted Consolidated Leverage Ratio shall, at the election of the Borrower by written notice to the Administrative Agent delivered within 30 days after the consummation thereof, be increased to 4.50 to 1.00; provided that (a) following any such election by the Borrower, no subsequent such election may be made by the Borrower unless the Consolidated Leverage Ratio has been no greater than 4.00 to 1.00 as of the last day of at least two consecutive fiscal quarters ended after the Qualified Material Acquisition Period and (b) the Borrower may not make such an election more than two times during the term of this Agreement.

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES

8.01    Events of Default. Any of the following shall constitute an Event of Default:

(a)    Non-Payment. The Borrower or any Designated Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder, or any other amount payable hereunder or under any other Loan Document;

(b)    Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a) or 6.05(a) (with respect to the Borrower’s existence or the existence of any Designated Borrower to which Loans are outstanding), or Article VII;

(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in clause (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the receipt by the Borrower of written notice of such failure from the Administrative Agent thereof;

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(d)    Representations and Warranties. Any representation, warranty or certification made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith (i) if not qualified by materiality, shall be incorrect in any material respect when made or deemed made, or (ii) if qualified by materiality, shall be incorrect when made or deemed made;

(e)    Cross-Default. The Borrower or any Subsidiary fails to make any payment when due in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount (or with respect to any Swap Contact, a Swap Termination Value) of more than the Threshold Amount (“Specified Indebtedness”), after giving effect to any applicable grace period, or any event or condition occurs that results in any Specified Indebtedness becoming due or being terminated or required to be repurchased, prepaid, defeased or redeemed, in each case, prior to its scheduled maturity or that enable (with or without the giving of notice, but only after giving effect to any applicable grace period) the holder or holders of such Specified Indebtedness or any trustee or agent on their behalf to cause such Specified Indebtedness to become due or to be terminated or to require the repurchase, prepayment, defeasance or redemption thereof, in each case, prior to its scheduled maturity; provided that, notwithstanding the foregoing, this clause (e) shall not apply to (1) any secured Indebtedness becoming due as a result of the voluntary sale or transfer of the assets securing such Indebtedness, (2) any Indebtedness becoming due as a result of a voluntary refinancing thereof permitted hereunder, (3) any Indebtedness becoming due as a result of a voluntary (or, in the case of customary “asset sale sweeps”, “casualty/condemnation sweeps” or “excess cash flow sweeps”, mandatory) repurchase, prepayment, defeasance or redemption thereof or (4) any Indebtedness incurred in connection with an Acquisition being required to be repurchased, prepaid, defeased or redeemed pursuant to any “special mandatory redemption” as a result of such Acquisition failing to be consummated; provided further that, with respect to any Swap Contract, this clause (e) shall apply only to an event of default as to which the Borrower or any Subsidiary is the Defaulting Party or Affected Party (in each case, as defined in such Swap Contract, and when the Borrower or any Subsidiary is an Affected Party, only if the Borrower or such Subsidiary shall fail to make payment within the later to occur of five Business Days after the due date thereof and the expiration of any applicable grace periods);

(f)    Inability to Pay Debts; Insolvency Proceedings, Etc. The Borrower or any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; or the Borrower or any of its Significant Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Borrower or such Significant Subsidiary and the appointment continues undischarged or unstayed for 60 consecutive calendar days; or any proceeding under any Debtor Relief Law relating to the Borrower or any Significant Subsidiary or to all or any material part of its property is instituted without the consent of the Borrower or any Significant Subsidiary and continues undismissed or unstayed for 60 consecutive calendar days, or an order for relief is entered in any such proceeding;

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(g)    Judgments. There is entered against the Borrower or any Significant Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified and does not dispute coverage) and (i) enforcement proceedings are commenced by any creditor upon such judgment or order, or (ii) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(h)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted in liability of the Borrower in an aggregate amount in excess of the Threshold Amount;

(i)    Invalidity of Loan Documents. Any Loan Document (other than any Subsidiary Guarantee Agreement), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder (including Section 11.18 hereof) or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower or any other Loan Party contests in writing or pursuant to judicial proceedings the validity or enforceability of any Loan Document (other than as expressly provided in Section 11.18 hereof or, in the case of any Subsidiary Guarantee Agreement, as expressly provided therein); or the Borrower or any other Loan Party denies in writing or pursuant to judicial proceedings that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document (other than as expressly provided in Section 11.18 hereof or, in the case of any Subsidiary Guarantee Agreement, as expressly provided therein);

(j)    Change of Control. There occurs any Change of Control; or

(k)    Guarantee. The guarantee contained in Article X shall cease, for any reason, to be in full force and effect or the Borrower shall so assert (other than as expressly provided in Section 11.18 hereof).

8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall at the request of, or may with the consent of, the Required Lenders, by prior written notice to the Borrower (except that no such prior written notice shall be required with respect to an Event of Default pursuant to Section 8.01(f)) take any or all of the following actions:

(a)    declare the Commitment of each Lender to be terminated, whereupon the Commitments shall be terminated;

(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other

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notice of any kind, all of which are hereby expressly waived by the Borrower and each Designated Borrower; or

(c)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Laws;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower or any Designated Borrower under the Bankruptcy Code of the United States or any other applicable Debtor Relief Laws, the Commitment of each Lender shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without presentment, demand, protest or other notice of any kind and without further act of the Administrative Agent or any Lender, all of which are hereby expressly waived by the Borrower and each Designated Borrower.

8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX. ADMINISTRATIVE AGENT

9.01    Appointment and Authority. Each of the Lenders hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together

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with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than the Borrower’s consent rights in Section 9.06) are solely for the benefit of the Administrative Agent and the Lenders, and, except for such consent rights, the Borrower and the Designated Borrowers shall not have rights as third-party beneficiaries of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law, and instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise expressly requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 11.01) or (ii) in the absence of its own gross negligence or willful misconduct, with such absence to be presumed unless otherwise determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice (stating that it is a “notice of default”) describing such Default is given to the Administrative Agent by the Borrower, a Designated Borrower or a Lender. The Administrative Agent shall not be responsible for or have

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any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (D) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (E) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.

9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof), and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06    Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed) unless an Event of Default under Section 8.01(a) or

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8.01(f) shall have occurred and be continuing, to appoint a successor, which shall be a Lender with an office in the United States, or an Affiliate of any such Lender with an office in the United States. Such successor Administrative Agent shall deliver to the Borrower duly completed Internal Revenue Service Form W-8, W-9, or other applicable Internal Revenue Service forms. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 45 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and
(b) except for any expense reimbursement or indemnity payments or other amounts then owed to the retiring Administrative Agent for its own account, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than as provided in Section 3.01(h) and other than any rights to expense reimbursement or indemnity payments or other amounts owed to the retiring (or retired) Administrative Agent for its own account), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document.

9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, the Syndication Agents or the Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder and its rights in respect of expense reimbursement and indemnities provided for

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hereunder. Without limiting the foregoing, none of such Persons shall have or be deemed to have a fiduciary relationship with any Lender. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower or any Designated Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 11.04) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s

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entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)    (i) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (iii) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (iv) to the best knowledge of such Lender, the requirements of clause (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent and the Arrangers in their sole discretion, and such Lender.

(b) In addition, unless either (i) the immediately preceding clause (a)(i) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with the immediately preceding clause (a)(iv), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent and the Arrangers are not fiduciaries with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or the Arrangers under this Agreement or any documents related hereto or thereto).

9.11    Posting of Communications. (a) The Borrower and the Designated Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

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(b)    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Borrower and the Designated Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Borrower and the Designated Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)    THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(d)    Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

(e)    Each of the Lenders, the Borrower and the Designated Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable Law) shall not be

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obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)    Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

ARTICLE X. GUARANTY

10.01    Guarantee. In order to induce the Administrative Agent and the Lenders to execute and deliver this Agreement and to make or maintain the Loans, and in consideration thereof, the Borrower hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the prompt and complete payment and performance by each Designated Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Designated Borrower. In furtherance of the foregoing, the Borrower hereby further agrees that if any of the Obligations of any Designated Borrower are not paid in full when due (whether at stated maturity, by acceleration or otherwise), the Borrower will promptly pay the same, without any demand or notice whatsoever. The guarantee contained in this Article X, subject to Section 10.05, shall remain in full force and effect until the Obligations of each Designated Borrower are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto such Designated Borrower may be free from any Obligations.

The Borrower agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Article X, it will notify the Administrative Agent and such Lender in writing that such payment is made under the guarantee contained in this Article X for such purpose. No payment or payments made by any Designated Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Designated Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations of such Designated Borrower shall be deemed to modify, reduce, release or otherwise affect the liability of the Borrower under this Article X, which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Obligations of such Designated Borrower until, subject to Section 10.05, the Obligations of such Designated Borrower are paid in full and the Commitments are terminated.

10.02    No Subrogation. Notwithstanding any payment made by the Borrower pursuant to this Article X or any set-off or application of funds of the Borrower by the Administrative Agent or any Lender in connection with the guarantee contained in this Article X, the Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Designated Borrower or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations of such Designated Borrower, nor shall the Borrower seek or be entitled to seek any contribution or reimbursement from such Designated Borrower in respect of payments made by the Borrower under this Article X, until all amounts owing to the Administrative Agent and the Lenders on account of the Obligations of such Designated Borrower are paid in full and the Commitments are terminated. If any amount shall be paid to the Borrower on account of such subrogation rights at any time when all of the Obligations of each Designated Borrower shall not have been

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paid in full or the Commitments shall not have terminated, such amount shall be held by the Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Administrative Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Administrative Agent, if required), to be applied against the Obligations of such Designated Borrower, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this Section 10.02 shall survive the term of the guarantee contained in this Article X and the payment in full of the Obligations and the termination of the Commitments.

10.03    Amendments, etc. with respect to the Obligations of each Designated Borrower. The Borrower shall remain obligated under this Article X notwithstanding that, without any reservation of rights against the Borrower, and without notice to or further assent by the Borrower, any demand for payment of or reduction in the principal amount of any of the Obligations of any Designated Borrower made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations of such Designated Borrower continued, and the Obligations of such Designated Borrower, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations of such Designated Borrower may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations of any Designated Borrower or for the guarantee contained in this Article X or any property subject thereto.

10.04    Guarantee Absolute and Unconditional. The Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations of each Designated Borrower and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Article X or acceptance of the guarantee contained in this Article X; the Obligations of each Designated Borrower, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article X; and all dealings between the Borrower or any Designated Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article X. The Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any Designated Borrower with respect to the Obligations of such Designated Borrower. To the full extent permitted by law, the guarantee contained in this Article X shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any of the Obligations of any Designated Borrower or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from

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time to time held by the Administrative Agent or any Lender, (b) the legality under applicable Laws of repayment by any Designated Borrower of the Obligations of such Designated Borrower or the adoption of any requirement of law purporting to render any Obligations of such Designated Borrower null and void, (c) any defense, setoff or counterclaim (other than a defense of payment or performance by a Designated Borrower) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any Lender, (d) any change in ownership of any Designated Borrower, any merger or consolidation of any Designated Borrower into another Person or any loss of any Designated Borrower’s separate legal identity or existence, or (e) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Designated Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Designated Borrower for any Obligations of such Designated Borrower, or of the Borrower under the guarantee contained in this Article X in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies under this Article X against the Borrower, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Designated Borrower or any other Person or against any collateral security or guarantee for the Obligations of such Designated Borrower or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Designated Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Designated Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Borrower of any liability under this Article X and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against the Borrower.

10.05    Reinstatement. The guarantee contained in this Article X shall continue to be effective, or be automatically reinstated without further action, as the case may be, if at any time payment, or any part thereof, of any of the Obligations of any Designated Borrower is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of such Designated Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, such Designated Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

10.06    Payments. The Borrower hereby agrees that any payments in respect of the Obligations of any Designated Borrower pursuant to this Article X will be paid to the Administrative Agent without setoff or counterclaim in the currencies in which such Obligations are denominated (or, if no currency is specified herein, in U.S. Dollars), at the Administrative Agent’s Office.

10.07    Independent Obligations The obligations of the Borrower under the guarantee contained in Article X are independent of the obligations of each Designated Borrower, and a separate action or actions may be brought and prosecuted against the Borrower whether or not such Designated Borrower be joined in any such action or actions. The Borrower waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by a Designated Borrower or other

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circumstance which operates to toll any statute of limitations as to such Designated Borrower shall operate to toll the statute of limitations as to the Borrower.

ARTICLE XI. MISCELLANEOUS

11.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the consent of the Required Lenders), the Borrower and each Designated Borrower (or, in the case of any Loan Document other this Agreement, by each Loan Party that is a party thereto), and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)    waive any condition set forth in Section 4.03 without the written consent of each Lender;

(b)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02), or change the currencies in which Loans thereunder may be denominated in, without the written consent of such Lender;

(c)    postpone any scheduled date fixed by this Agreement or any other Loan Document for any payment of principal, interest or fees due to any Lender hereunder or under any other Loan Document without the written consent of such Lender;

(d)    reduce the principal of, or the rate of interest specified herein on, any Loan of any Lender or any fees payable to any Lender hereunder or under any other Loan Document without the written consent of such Lender; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower or any Designated Borrower to pay interest at the Default Rate;

(e)    change Section 2.11 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(f)    release the guaranty contained in Article X with respect to any Designated Borrower prior to termination of such Subsidiary’s designation as a Designated Borrower in accordance with Section 11.18 without the consent of each Lender; or

(g)    change any provision of this Section 11.01 or the percentage set forth in definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

provided further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties of the Administrative Agent under this Agreement or any other Loan

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Document without the prior written consent of the Administrative Agent, in addition to the Lenders required above.

Notwithstanding anything to the contrary herein:

(i)    this Agreement may be amended in the manner provided in Sections 2.12, 2.13, 3.03(b) and 4.03(e);

(ii)    no consent with respect to any amendment, waiver or consent under this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or consent referred to in clause (b), (c) or
(d) above and then only in the event such Defaulting Lender shall be directly and adversely affected by such amendment, waiver or consent; and

(iii)    any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

11.02    Notices; Effectiveness; Electronic Communication.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 11.02(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or e-mail, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to the Borrower, any Designated Borrower or the Administrative Agent, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 11.02 or in the Joinder Agreement applicable thereto; provided that the Borrower and each Designated Borrower shall be notified by e-mail of any notice sent by fax; and (ii) if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire. Notices or other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices or other communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, any such notice shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices or other communications delivered through electronic communications, to the extent provided in Section 11.2(b) below, shall be effective as provided in Section 11.2(b).

(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent

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that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Borrower or any Designated Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (or in the case of any Designated Borrower, the Borrower), provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Approved Electronic Platform shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)    Change of Address, Etc. Each of the Borrower and the Designated Borrowers may change its address, fax or telephone number or e-mail address for notices and other communications hereunder by notice to the Administrative Agent. The Administrative Agent may change its address, fax or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, fax or telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(e)    Deemed Notices to Designated Borrowers. Any notice given under this Section
11.02 to the Borrower shall also be deemed notice to any Designated Borrower, and the Borrower shall be entitled to give any notice on behalf of any Designated Borrower.

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11.03    No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided hereunder and under the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 11.01, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

11.04    Expenses; Indemnity; Damage Waiver.

(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Arrangers (including the reasonable and documented fees, charges and disbursements of a single firm of counsel for the Administrative Agent and the Arrangers), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any Lender (including the reasonable and documented fees, charges and disbursements of a single firm of counsel for the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents and the Lenders and a single firm of local counsel in each non-U.S. jurisdiction of organization of any Loan Party but only so long as such jurisdiction is different from the jurisdiction of organization of such Loan Party (such jurisdiction, the “Applicable Jurisdiction”) (and, in the case of an actual or perceived conflict of interest where the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents and/or the Lenders affected by such conflict has retained its own counsel, of another law firm acting as counsel for such Person and another firm of local counsel in each Applicable Jurisdiction)) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers, the Syndication Agents, the Documentation Agents, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of one firm of counsel for the

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Indemnitees and one firm of local counsel for the Indemnitees in each Applicable Jurisdiction (and, in the case of an actual or perceived conflict of interest where the Indemnitees affected by such conflict have retained their own counsel, of another law firm acting as counsel for such Indemnitees and another local counsel in each Applicable Jurisdiction)) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom and (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or any Loan Party, its equity holders, Affiliates or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) result from the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction in a final non-appealable judgment or (y) result from a claim brought by any Loan Party against an Indemnitee for a material breach of such Indemnitee’s agreements hereunder or under any other Loan Document, if such Loan Party has obtained a final non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section 11.04 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any of its Related Parties, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.10(e).

(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower and each Designated Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting

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from the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction in a final non-appealable judgment.

(e)    Payments. All amounts due under this Section 11.04 shall be payable not later than 30 days after demand therefor.

(f)    Survival. The agreements in this Section 11.04 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the payment in full of the Obligations.

11.05    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower or any Designated Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (or, if such payment is in U.S. Dollars, if greater, the NYFRB Rate), plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of the Commitments.

11.06    Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby or thereby, except that neither the Borrower nor any Designated Borrower, except as expressly provided in Section 7.03, may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower or any Designated Borrower without such consent shall be null and void) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section 11.06, (ii) by way of participation in accordance with the provisions of clause (d) of this Section 11.06, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section 11.06 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, the Arrangers, the Syndication Agents, the Documentation Agents, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 11.06

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and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in clause (b)(i)(A) of this Section 11.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding amount of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than US$10,000,000 unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; provided, further, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.06 and, in addition:
(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment (other than any such assignment to a Disqualified Institution, unless the Borrower otherwise agrees in writing in its sole discretion) unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; and (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required.

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(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of US$3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)    No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).

(vii)    No Assignment to Defaulting Lenders. No such assignment shall be made to a Defaulting Lender.

(viii)    No Assignment to Disqualified Institutions. No such assignment shall be made to a Disqualified Institution without the prior written consent of the Borrower.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 11.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.01, with respect to payments by or on account of any obligation of the Borrower or any Designated Borrower hereunder or under any other Loan Document, and the benefits of Sections 3.04, 3.05, and 11.04 with respect to facts and circumstances, in each case, occurring prior to the effective date of such assignment. Upon request, the Borrower or a Designated Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 11.06.

(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower and the Designated Borrowers, shall maintain at one of its offices located in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Designated Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the

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contrary. The Register shall be available for inspection by the Borrower and, as to entries pertaining to it, any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations.    Any Lender may at any time sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Designated Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to clause (e) of this Section 11.06, each of the Borrower and the Designated Borrowers agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.06. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section
11.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower and the Designated Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitments, Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register

(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and

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such Participant agrees, for the benefit of the Borrower and any Designated Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or any of its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) in any legal, judicial or administrative proceeding or in accordance with a judicial or other governmental order, subpoena, interrogatory, discovery request, investigative demand or other legal process or as required by applicable law or regulation (in which case the Administrative Agent or such Lender shall promptly notify the Borrower in writing, in advance, and give the Borrower the opportunity to seek confidential treatment of the information prior to such disclosure, to the extent permitted by law), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or other derivative transaction relating to the Borrower, any Subsidiary and any of their obligations, or any credit insurance provider relating to the Borrower, any Subsidiary and any of their obligations, (g) with the consent of the Borrower, (h) to rating agencies or, on a confidential basis, to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.07 or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or any Subsidiary.

For purposes of this Section 11.07, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than (i) any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary and (ii) information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential or should,

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because of its nature, reasonably be understood to be confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and each Lender acknowledges that (a) the Information may include MNPI, (b) it has developed compliance procedures regarding the use of MNPI and
(c) it will handle MNPI in accordance with applicable Law, including Federal and state securities Laws.

11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of the Borrower or any Designated Borrower against any and all of the obligations of the Borrower or any Designated Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or any Designated Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have. Each Lender agrees to notify the Borrower and, if applicable, such Designated Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the foregoing, if any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set off.

11.09    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 11.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together

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with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

11.10    Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but do not supersede any provisions of any commitment letter or any related fee letter that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by fax or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by facsimile, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement or any other Loan Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, each of the parties hereto hereby (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

11.11    Survival. All covenants, agreements, representations and warranties made by the Borrower and each Designated Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other

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party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other Obligation (other than contingent indemnification obligations for which no claim or demand has been made) payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.

11.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.13    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower or any Designated Borrower is required to pay (or will be required to pay) any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or if any Lender determines pursuant to Section 3.02 that it is not permitted to make ~~Eurocurrency Rate~~Term Benchmark Loans or RFR Loans, or if any Lender is a Defaulting Lender or a Disqualified Institution, or if any Lender declines to approve any waiver, amendment or modification of this Agreement or any Loan Document that requires approval of all Lenders pursuant to Section 11.01 and has been approved by Lenders constituting the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that: (a) the Borrower or the applicable assignee shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b); (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower or the applicable Designated Borrower (in the case of all other amounts); (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and (d) such assignment does not conflict with applicable Laws. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14    Governing Law; Jurisdiction; Etc.

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(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)    SUBMISSION TO JURISDICTION.    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND, SUBJECT TO THE PENULTIMATE AND FINAL SENTENCES OF THIS CLAUSE (b), EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN SUCH U.S. FEDERAL COURT OR, IF SUCH COURT SHALL NOT HAVE SUBJECT MATTER JURISDICTION, SUCH NEW YORK STATE COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. IN THE CASE OF ANY DESIGNATED BORROWER THAT IS NOT ORGANIZED UNDER THE LAWS OF THE UNITED STATES, ANY STATE THEREOF OR THE DISTRICT OF COLUMBIA, NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST SUCH DESIGNATED BORROWER OR ANY OF ITS PROPERTIES IN THE COURTS OF THE JURISDICTION OF ORGANIZATION OF SUCH DESIGNATED BORROWER.

(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)    PROCESS AGENT. EACH DESIGNATED BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE BORROWER, AND

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THE BORROWER HEREBY ACCEPTS SUCH APPOINTMENT, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS THAT MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SUCH DESIGNATED BORROWER IN CARE OF THE BORROWER AT THE BORROWER’S ADDRESS USED FOR PURPOSES OF GIVING NOTICES UNDER SECTION 11.02, AND EACH DESIGNATED BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE BORROWER TO ACCEPT SUCH SERVICE ON ITS BEHALF.

(f)    NO IMMUNITY. IN THE EVENT ANY DESIGNATED BORROWER OR ANY OF ITS ASSETS HAS OR HEREAFTER ACQUIRES, IN ANY JURISDICTION IN WHICH JUDICIAL PROCEEDINGS MAY AT ANY TIME BE COMMENCED WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, ANY IMMUNITY FROM JURISDICTION, LEGAL PROCEEDINGS, ATTACHMENT (WHETHER BEFORE OR AFTER JUDGMENT), EXECUTION, JUDGMENT OR SETOFF, SUCH DESIGNATED BORROWER HEREBY IRREVOCABLY AGREES NOT TO CLAIM AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES SUCH IMMUNITY.

11.15    Waiver of Jury Trial.        EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN    DOCUMENT    OR    THE    TRANSACTIONS    CONTEMPLATED    HEREBY    OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION,    SEEK        TO        ENFORCE    THE    FOREGOING    WAIVER,    AND     (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, each of the Loan Parties acknowledges and agrees that: (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, each of the Administrative Agent, the Syndication Agents, the Documentation Agents, the Arrangers and the

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Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (c) none of the Administrative Agent, any Syndication Agent, any Documentation Agent, any Arranger or any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any of its Affiliates with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, the Syndication Agents, the Documentation Agents, the Arrangers or the Lenders have advised or are currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, any Syndication Agent, any Documentation Agent, any Arranger or any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (d) the Administrative Agent, the Syndication Agents, the Documentation Agents, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, any Syndication Agent, any Documentation Agent, any Arranger or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Administrative Agent, the Syndication Agents, the Documentation Agents, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties agrees that it will not assert any claim against any of the Administrative Agent, the Syndication Agents, the Documentation Agents, the Arrangers or the Lenders or any of their respective Affiliates on the basis of any alleged breach of agency or fiduciary duty in connection with this Agreement, any other Loan Document or the transactions contemplated hereby or thereby.

11.17    Certain Notices. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Patriot Act and the Beneficial Ownership Regulation.

11.18    Termination of Joinder Agreements. Following written notice from the Borrower to the Administrative Agent that it wishes to terminate any Subsidiary’s designation as a Designated Borrower and upon payment in full of all Obligations of such Designated Borrower, any Joinder Agreement entered by such Designated Borrower with respect to this Agreement shall be deemed to have been terminated, and all guaranty obligations of the Borrower under Article X in respect of such Designated Borrower shall be terminated as of the date of the termination of such Joinder Agreement but subject to Section 10.05.

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11.19    Termination of Existing Credit Agreement. On the Closing Date, the “Aggregate Commitments” under and as defined in the Existing Credit Agreement shall be terminated pursuant to Section 2.04 thereof. The undersigned Lenders, constituting at least the “Required Lenders” under and as defined in the Existing Credit Agreement, waive the notice required under such Section 2.04 for such termination.

11.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

(Remainder of Page Intentionally Left Blank)

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EXHIBIT B

Committed Loan Notice

See attached.

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EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:     ,

To: JPMorgan Chase Bank, N.A., as Administrative Agent Ladies and Gentlemen:
Reference is made to that certain Credit Agreement dated as of March 6, 2020, as amended by the First Amendment dated as of [●], 2023 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among eBay Inc., a Delaware corporation (the “Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used by not defined herein have the meanings assigned thereto in the Credit Agreement.

The undersigned hereby requests (select one):

    A borrowing of Loans

1.    The date of the requested Borrowing is     .1
2.    The currency and aggregate principal amount of the requested Borrowing is [US$][€][£]    .
3.    The initial Type of the requested Borrowing is [ABR][Term SOFR][EURIBOR][Daily Simple SONIA] Borrowing.

4.    The initial Interest Period is     [month[s]]2.

    A conversion or continuation of a Borrowing

1.    Borrowing to which this request applies:

Currency and Principal Amount: [US$][€][£][    ] Type: [    ]
Interest Period3: [    ]

1    Must be a Business Day.
2    For Term Benchmark Loans only. To be a period permitted under the definition of “Interest Period” in the Credit Agreement.

3    In the case of a Term Benchmark Borrowing, specify the last day of the current Interest Period therefor.

A-1 Form of Committed Loan Notice

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2.    Effective date of this election:4 [    ]

3.    Resulting Borrowing[s]:5

Principal Amount:6 [US$][€][£][    ] Type:7 [    ]
Interest Period:8 [    ]
The borrowing of Loans, if any, requested herein complies with the proviso to the first sentence of Section 2.01 of the Credit Agreement.

[EBAY INC.] [DESIGNATED BORROWER]

By:
Name: Title:

4    Must be a Business Day.
5    If different options are being elected with respect to different portions of the Borrowing, provide the information required by this item 3 for each resulting Borrowing.

6    Indicate the principal amount of the resulting Borrowing.
7    Must comply with the Borrowing Minimum/Borrowing Multiple requirements set forth in Section 2.02(a) of the Credit Agreement.

8    Applicable only if the resulting Borrowing is to be a Term Benchmark Borrowing. To be a period permitted under the definition of “Interest Period” in the Credit Agreement.

A-2 Form of Committed Loan Notice

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